                                  EXHIBIT 4.2

                   FORM OF STANDARD TERMS AND CONDITIONS OF
                            BAY VIEW GRANTOR TRUSTS

                            BAY VIEW GRANTOR TRUSTS

                  STANDARD TERMS AND CONDITIONS OF AGREEMENT
                        DATED AS OF ____________, 199_



                     BAY VIEW SECURITIZATION CORPORATION,
                                   DEPOSITOR


                           CALIFORNIA THRIFT & LOAN
                                   SERVICER

                               TABLE OF CONTENTS

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                                                                                 PAGE
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INTRODUCTION........................................................................1

ARTICLE XI.  Definitions............................................................1
     SECTION 11.01.  Definitions....................................................1
     SECTION 11.02.  Usage of Terms............................................... 13
     SECTION 11.03.  Cutoff Date and Record Date.................................. 13
     SECTION 11.04.  Section References........................................... 13
     SECTION 11.05.  Simple Interest Method....................................... 14
     SECTION 11.06.  Application of Collections on Precomputed Receivables........ 14
     SECTION 11.07.  Separate Agreements.......................................... 14

ARTICLE XII.  The Receivables..................................................... 14
     SECTION 12.01.  Representations and Warranties of Depositor.................. 14
     SECTION 12.02.  Repurchase Upon Breach....................................... 17
     SECTION 12.03.  Custody of Receivable Files.................................. 17
     SECTION 12.04.  Duties of Servicer as Custodian.............................. 18
     SECTION 12.05.  Instructions:  Authority to Act.............................. 18
     SECTION 12.06.  Custodian's Indemnification.................................. 18
     SECTION 12.07.  Effective Period and Termination............................. 19
     SECTION 12.08.  Conveyance of Subsequent Receivables......................... 19

ARTICLE XIII. Administration and Servicing of Receivables......................... 21
     SECTION 13.01.  Duties of Servicer........................................... 21
     SECTION 13.02.  Collection of Receivable Payments............................ 22
     SECTION 13.03.  Realization Upon Receivables................................. 22
     SECTION 13.04.  Physical Damage Insurance.................................... 23
     SECTION 13.05.  Maintenance of Security Interests in Financed Vehicles....... 23
     SECTION 13.06.  Covenants of Servicer........................................ 23
     SECTION 13.07.  Purchase of Receivables Upon Breach.......................... 23
     SECTION 13.08.  Servicing Fee................................................ 24
     SECTION 13.09.  Servicer's Certificate....................................... 24
     SECTION 13.10.  Annual Statement as to Compliance; Notice of Default......... 25
     SECTION 13.11.  Annual Independent Certified Public Account's Report......... 25
     SECTION 13.12.  Access to Certain Documentation and Information
                     Regarding Receivables........................................ 26
     SECTION 13.13.  Servicer Expenses............................................ 26
     SECTION 13.14.  Reports to Certificateholders................................ 26
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                                      -i-
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ARTICLE XIV.  Distributions:  Statements to Certificateholders.................... 26
     SECTION 14.01.  Certificate Account.......................................... 26
     SECTION 14.02.  Collections.................................................. 26
     SECTION 14.03.  Purchase Amounts............................................. 27
     SECTION 14.04.  Distributions to Parties..................................... 27
     SECTION 14.05   Advances..................................................... 29
     SECTION 14.06.  Net Deposits................................................. 29
     SECTION 14.07.  Statements to Certificateholders............................. 30
     SECTION 14.08.  Yield Supplement Agreement:  Yield Supplement Account........ 31
     SECTION 14.09.  Payahead Account............................................. 31
     SECTION 14.10.  Pre-Funding Account.......................................... 32

ARTICLE XV.  Credit Enhancement................................................... 33
     SECTION 15.01.  Subordination................................................ 33
     SECTION 15.02.  Cash Collateral Account...................................... 33

ARTICLE XVI.  The Certificates.................................................... 34
     SECTION 16.01.  The Certificates............................................. 34
     SECTION 16.02.  Authentication of Certificates............................... 35
     SECTION 16.03.  Registration of Transfer and Exchange of Certificates........ 35
     SECTION 16.04.  Mutilated, Destroyed, Lost, or Stolen Certificates........... 35
     SECTION 16.05.  Persons Deemed Owners........................................ 36
     SECTION 16.06.  Access to Agreement and List of Certificateholders'
                     Names and Addresses.......................................... 36
     SECTION 16.07.  Maintenance of Office or Agency.............................. 36
     SECTION 16.08.  Book-Entry Certificates...................................... 36
     SECTION 16.09.  Notices to Clearing Agency................................... 37
     SECTION 16.10.  Definitive Certificates...................................... 37

ARTICLE XVII.  The Depositor...................................................... 38
     SECTION 17.01.  Representations of Depositor................................. 38
     SECTION 17.02.  Liability Depository Indemnities............................. 39
     SECTION 17.03.  Merger or Consolidation of, or Assumption of the
                     Obligations of Depositor..................................... 40
     SECTION 17.04.  Limitation on Liability of Depositor and Others.............. 41
     SECTION 17.05.  Depositor May Own Certificates............................... 41

ARTICLE XVIII.  The Servicer...................................................... 41
     SECTION 18.01.  Representations of the Servicer.............................. 41
     SECTION 18.02.  Indemnities of Servicer...................................... 43
     SECTION 18.03.  Merger or Consolidation of, or Assumption of the
                     Obligations of, Servicer..................................... 44
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                                     -ii-
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     SECTION 18.04.  Limitation on Liability of Servicer and Others............... 44
     SECTION 18.05.  Servicer Not to Resign....................................... 45
     SECTION 18.06.  Delegation of Duties......................................... 45

ARTICLE XIX.  Default............................................................. 45
     SECTION 19.01.  Events of Default............................................ 45
     SECTION 19.02.  Appointment of Successor..................................... 46
     SECTION 19.03.  Notification to Certificateholders........................... 47
     SECTION 19.04.  Waiver of Past Defaults...................................... 47

ARTICLE XX.  The Trustee.......................................................... 48
     SECTION 20.01.  Duties of Trustee............................................ 48
     SECTION 20.02.  Trustee's Certificate........................................ 49
     SECTION 20.03.  Trustee's Assignment of Purchased Receivables................ 50
     SECTION 20.04.  Certain Matters Affecting the Trustee........................ 50
     SECTION 20.05.  Trustee Not Liable for Certificates or Receivables........... 52
     SECTION 20.06.  Trustee May Own Certificates................................. 52
     SECTION 20.07.  Trustee's Fees and Expenses.................................. 52
     SECTION 20.08.  Eligibility Requirements for Trustee......................... 53
     SECTION 20.09.  Resignation or Removal of Trustee............................ 53
     SECTION 20.10.  Successor Trustee............................................ 54
     SECTION 20.11.  Merger or Consolidation of Trustee........................... 54
     SECTION 20.12.  Appointment of Co-Trustee or Separate Trustee................ 54
     SECTION 20.13.  Representations and Warranties of Trustee.................... 56

ARTICLE XXI.  Termination......................................................... 56
     SECTION 21.01.  Termination of the Trust..................................... 56
     SECTION 21.02.  Optional Purchase of All Receivables......................... 57

ARTICLE XXII.  Miscellaneous Provisions........................................... 58
     SECTION 22.01.  Amendment.................................................... 58
     SECTION 22.02.  Protection of Title to Trust................................. 59
     SECTION 22.03.  Limitation on Rights of Certificateholders................... 60
     SECTION 22.04.  Governing Law................................................ 61
     SECTION 22.05.  Notices...................................................... 61
     SECTION 22.06.  Severability of Provisions................................... 62
     SECTION 22.07.  Assignment................................................... 62
     SECTION 22.08.  Certificates Nonassessable and Fully Paid.................... 62
     SECTION 22.09.  Counterparts................................................. 62
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                                     -iii-

                            BAY VIEW GRANTOR TRUSTS
                  STANDARD TERMS AND CONDITIONS OF AGREEMENT
                         DATED AS OF ___________, 199_


                                 INTRODUCTION

     This Bay View Grantor Trust Standard Terms and Conditions of Agreement shall be applicable to Bay View Grantor Trust formed on or after the date hereof, in each case that a Pooling and Servicing Agreement is executed relating to such trust and incorporation by reference to this Bay View Grantor Trust Standard Terms and Conditions of Agreement dated as of December 1, 1996 (these "Standard Terms").

                                  ARTICLE XI

                                  DEFINITIONS
                                  -----------

     SECTION 11.01.  DEFINITIONS.  Whenever used in the Agreement (including
                     -----------
these Standard Terms, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

     "ADVANCE" means, with respect to a Receivable and with respect to a Collection Period, the amount that the Servicer is required to advance pursuant to Section 14.05.

     "AFFILIATE" - any wholly-owned subsidiary of Bay View Capital Corporation, a Delaware corporation, excluding CTL.

     "AGREEMENT" means the Pooling and Servicing Agreement executed by the Depositor, the Servicer and the Trustee as of the day after the Cutoff Date, into which these Standard Terms shall be incorporated by reference, and all amendments and supplements thereto.

     "AMOUNT FINANCED," with respect to a Receivable, means the amount advanced under the Receivable toward the purchase price of the Financed Vehicle and any related costs.

     "APPROVED RATING" means a rating of P-1 by Moody's or A-1+ by Standard & Poor's.

     "AVAILABLE CASH COLLATERAL AMOUNT" means, on any Distribution Date, the amount on deposit in the Cash Collateral Account, including any income or gain from any investment of funds in the Cash Collateral Account, net of any losses from such investment.

     "AVAILABLE FUNDS" means the amount defined as such in Section 14.02.

     "BANK" - Bay View Federal Bank, a Federal Savings Bank.

     "BOOK ENTRY CERTIFICATES" means certificates evidencing a beneficial interest in the Certificates, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 16.08; provided, however, that after the occurrence of a condition whereupon book-entry
-----------------
registration and transfer are no longer permitted and Definitive Certificates are to be issued to the Certificate Owners, such Certificates shall no longer be "Book-Entry Certificates."

     "BUSINESS DAY" means, unless otherwise specified in the Agreement, any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York, or San Francisco, California, shall be authorized or obligated by law, executive order, or governmental decree to be closed.

     "CASH COLLATERAL ACCOUNT" means, the account designated as such, established and maintained pursuant to Section 15.02.

     "CASH COLLATERAL ACCOUNT FACILITY" means any liquidity facility or similar arrangement established pursuant to Section 15.02.

     "CASH COLLATERAL ACCOUNT SURPLUS" means, on any Distribution Date, the excess, if any, of the Available Cash Collateral Amount on such Distribution Date, after giving effect to deposits into and withdrawals from the Cash Collateral Account pursuant to Article 14 on such Distribution Date, over the Required Cash Collateral Amount for the next succeeding Distribution Date.

     "CERTIFICATE" means either a Class A Certificate or a Class B Certificate.

     "CERTIFICATEHOLDER" or "HOLDER" means either a Class A Certificate holder or a Class B Certificateholder.

     "CERTIFICATE ACCOUNT" means the account designated as such, established and maintained pursuant to Section 14.01.

     "CERTIFICATE OWNER" means, with respect to a Book-Entry Certificate, the Person who is the owner of such Book-Entry Certificate, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency).

     "CERTIFICATE PRINCIPAL BALANCE" means, at any time, the sum of the Class A Principal Balance and the Class B Principal Balance.

     "CERTIFICATE REGISTER" and "CERTIFICATE REGISTRAR" mean, respectively, the register maintained and the registrar appointed pursuant to Section 16.03.

     "CLASS A CERTIFICATE" means a certificate executed on behalf of the Trust and authenticated by the Trustee substantially in the form attached as Exhibit A to the Agreement.

     "CLASS A CERTIFICATE FACTOR" means a seven digit decimal number computed by the Servicer and stated in the Servicer's Certificate which is computed by dividing the Class A Principal Balance (after giving effect to any distribution of Class A Monthly Principal required to be made on such Distribution Date) by the Initial Class A Principal Balance.

     "CLASS A CERTIFICATEHOLDER" means the Person in whose name the respective Class A Certificate shall be registered in the Certificate Register, except that, solely for the purposes of giving any consent, waiver, request, or demand pursuant to this Agreement, the interest evidenced by any Class A Certificate registered in the name of the Depositor or the Servicer, or any Person controlling, controlled by, or under common control with the Depositor or the Servicer, shall not be taken into account in determining whether the requisite percentage necessary to effect any such consent, waiver, request, or demand shall have been obtained.

     "CLASS A MONTHLY INTEREST" means, (i) for the first Distribution Date, the product of the following: (one twelfth of the Class A Pass-Through Rate) multiplied by (the number of days remaining in the month of the Closing Date from the Closing Dated divided by 30) multiplied by the Class A Principal Balance at the Closing Date and (ii) for any subsequent Distribution Date, one-twelfth of the product of the Class A Pass-Through Rate and the Class A Principal Balance as of the immediately preceding Distribution Date (after giving the effect to any distribution of Class A Monthly Principal made on such immediately preceding Distribution Date).

     "CLASS A MONTHLY PRINCIPAL" means, for any Distribution Date, the amount necessary to reduce the Class A Principal Balance to ___% (or such other percentage stated in the Agreement) of the Pool Balance at the close of business on the last day of the preceding Collection Period (or, in the case of the first Collection Date, the Original Pool Balance); provided, however, that for the
                                             --------  -------
final scheduled Distribution Date, Class A Monthly Principal will be equal to the remaining outstanding principal balance of the Class A Certificates. Class A Monthly Principal will not exceed the Class A Principal Balance.

     "CLASS A PASS-THROUGH RATE" means the interest rate payable to Class A Certificateholders, as specified in the Agreement.

     "CLASS A PRINCIPAL BALANCE" means, at any time, the Initial Class A Principal Balance minus all distributions of Class A Monthly Principal made up to such time.

     "CLASS B CERTIFICATE" means a certificate executed on behalf of the Trust and authenticated by the Trustee substantially in the form attached as Exhibit B to this Agreement.

     "CLASS B CERTIFICATE FACTOR" means a seven digit decimal number computed by the Servicer and stated in the Servicer's Certificate which is computed by dividing the Class B

Principal Balance (after giving effect to any distribution of Class B Monthly Principal required to be made on such Distribution Date) by the Initial Class B Principal Balance.

     "CLASS B CERTIFICATEHOLDER" means the Person in whose name the respective Class B Certificate shall be registered in the Certificate Register, except that, solely for the purposes of giving any consent, waiver, request, or demand pursuant to this Agreement, the interest evidenced by any Class B Certificate registered in the name of the Depositor or the Servicer, or any Person controlling, controlled by, or under common control with the Depositor or the Servicer, shall not be taken into account in determining whether the requisite percentage necessary to effect any such consent, waiver, request, or demand shall have been obtained.

     "CLASS B MONTHLY INTEREST" means, (i) for the First Distribution Date, the product of the following: (one-twelfth of the Class B Pass-Through Rate) multiplied by (the number of days remaining in the month of the Closing Date from the Closing Date divided by 30) multiplied by the Class B Principal Balance at the Closing Date and (ii) for any subsequent Distribution Date, one-twelfth of the product of the Class B Pass-Through Rate and the Class B Principal Balance as of the immediately preceding Distribution Date (after giving effect to any distribution of Class B Monthly Principal made on such immediately preceding Distribution Date).

     "CLASS B MONTHLY PRINCIPAL" means, for any Distribution Date, the amount necessary to reduce the Class B Principal Balance to ___% (or such other percentage stated in the Agreement) of the Pool Balance at the close of business on the last day of the preceding Collection Period (or, in the case of the first Collection Date, the Original Pool Balance); provided, however, that for the
                                             --------  -------
final scheduled Distribution Date, Class B Monthly Principal will be equal to the remaining outstanding principal balance of the Class B Certificates. Class B Monthly Principal will not exceed the Class B Principal Balance.

     "CLASS B PASS-THROUGH RATE" means the interest rate payable to Class B Certificateholders, as specified in the Agreement.

     CLASS B PRINCIPAL BALANCE" means, at any time, the Initial Class B Principal Balance minus all distributions of Class B Monthly Principal made up to such time.

     "CLEARING AGENCY" means an organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended.

     "CLEARING AGENCY PARTICIPANT" means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

     "COLLECTED INTEREST" on a Receivable, as of the last day of a Collection Period, means the portion of all payments received by the Servicer allocable to interest relating to such Collection Period.

     "COLLECTED PRINCIPAL" on a Receivable, as of the last day of a Collection Period, means the portion of all payments received by the Servicer allocable to principal relating to such Collection Period.

     "COLLECTION PERIOD" means (i) initially, the period from the day after the Cutoff Date to the end of the calendar month after that in which the Cutoff Date occurs and (ii) thereafter, each calendar month, until the Trust shall terminate pursuant to Article XXI.

     "CORPORATE TRUST OFFICE" means the office of the Trustee at which its corporate trust business shall, at any particular time, be administered, which office at the date of the execution of the Agreement shall be specified therein or at such other address as the Trustee may designate from time to time by notice to the Certificateholders, the Depositor and the Servicer. Such office at the date of the execution of this Agreement is at Four Albany Street, New York, NY 10006 Attention: Corporate Trust and Agency Group, telephone (212) 250-6227 and facsimile (212) 250-1393.

     "CTL" means California Thrift & Loan, a California corporation, and its successors and assigns, other than in its capacity as Servicer.

     "CUTOFF DATE" means, individually, the Initial Cutoff Date or a particular Subsequent Cutoff Date specified as such in the Agreement.

     "DEALER" means the seller of a Financed Vehicle, who originated and assigned the related Receivable to CTL under an existing agreement with the Depositor or who arranged for a loan from CTL to the purchaser of a Financed Vehicle under an existing agreement with CTL.

     "DEFAULTED RECEIVABLE" means, for any Collection Period, a Receivable as to which any of the following has occurred: (i) any payment was delinquent 90 days or more as of the last day of such Collection Period, (ii) the Financed Vehicle that secures the Receivable has been repossessed, or (iii) the Servicer has determined that the Receivable is uncollectible in accordance with the Servicer's customary practices on or before the last day of such Collection Period; provided, however, that "Defaulted Receivable" shall not include any
        --------  -------
Receivable that is to be repurchased pursuant to Section 12.02.

     "DEFINITIVE CERTIFICATE" means a Certificate defined as such in Section 16.08.

     "DELINQUENCY RATE" means, for any Collection Period, the fraction, expressed as a percentage, of which (i) the numerator is equal to the sum of the Principal Balances of all Receivables (including Receivables payable by bankrupt Obligors unless a reaffirmation or reorganization has been approved by a bankruptcy court with respect to such delinquencies on any such Receivable) other than Defaulted Receivables which are delinquent more than 60 days (as of the last day of such Collection Period) and (ii) the denominator is equal to the Pool Balance (determined as of the last day of such Collection Period).

     "DEPOSITOR" means Bay View Securitization Corporation, a Delaware corporation, in its capacity as the depositor of the Receivables under the Agreement, and each successor to Bay View Securitization Corporation (in the same capacity) pursuant to Section 17.03.

     "DEPOSITORY AGREEMENT" means the agreement among the Depositor, the Trustee and the initial Clearing Agency in the form attached as an Exhibit to the Agreement.

     "DETERMINATION DATE" has the meaning set forth in Section 14.02.

     "DISTRIBUTION DATE" means, for each Collection Period, the first Business Day on or after the 10th day of the following month.

     "ELIGIBLE BANK" means any depository institution with trust powers (including the Trustee), organized under the laws of the United States or any State having a net worth in excess of $50,000,000, the deposits of which are insured to the full extent permitted by law by the Federal Deposit Insurance Corporation, which is subject to supervision and examination by Federal or State authorities and which (i) has a long-term unsecured debt rating of at least Baa3 from Moody's or (ii) is approved by each Rating Agency.

     "ELIGIBLE INVESTMENT" means any of the following:

     (i) direct obligations of, and obligations the full and timely payment of principal and interest on which is fully guaranteed by, the United States of America, the Federal National Mortgage Association, or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America;

     (ii) (A) demand and time deposits in, certificates of deposits of, bankers' acceptances issued by, or federal funds sold by any depository institution or trust company (including the Trustee or any agent of the Trustee, acting in their respective commercial capacities) incorporated under the laws of the United States of America, any State thereof or the District of Columbia or any foreign depository institution with a branch or agency licensed under the laws of the United States of America or any State, in each case subject to supervision and examination by Federal and/or State banking authorities and having an Approved Rating at the time of such investment or contractual commitment providing for such investment or (B) any other demand or time deposit or certificate of deposit which is fully insured by the Federal Deposit Insurance Corporation;

     (iii) repurchase obligations with respect to (A) any security described in clause (i) above or (B) any other security issued or guaranteed by an agency or instrumentality of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause (ii) (A) above;

     (iv) short-term securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any State the short-term unsecured obligations of which have an Approved Rating, or higher, at the time of such investment; provided, however, that securities issued by any
                        --------  -------
            particular corporation will not be Eligible Investments to the extent that investment therein will cause the then outstanding principal amount of securities issued by such corporation and held as part of the corpus of the Trust to exceed 10% of amounts held in the Certificate Account;

     (v) commercial paper having an Approved Rating at the time of such investment;

     (vi) a guaranteed investment contract issued by any insurance company or other corporation acceptable to the Rating Agency, provided that the
                                                               --------
            Trustee shall have received written notice from the Rating Agency to the effect that the investment of funds in such a contract will not result in the reduction or withdrawal of any rating on the Certificates; and

     (vii) interests in any money market fund having a rating of Aaa by Moody's or AAAm by Standard & Poor's.

     "EVENT OF DEFAULT" means an event specified in Section 19.01.

     "EXCESS YIELD" means, for any Collection Period, the amount, expressed as an annualized percentage, of the aggregate Collected Interest on the last day of such Collection Period, minus (a) the aggregate principal amount of the Receivables that became Defaulted Receivables during such Collection Period, (b) the Monthly Interest for such Distribution Date and (c) the Monthly Servicing Fee for such Distribution Date.

     "FINANCED VEHICLE" means a new or used automobile, light truck, motorcycle or van, together with all accessions thereto, securing an Obligor's indebtedness under the respective Receivable.

     "FUNDING PERIOD" means the period specified as such in the Agreement.

     "HOLDER" -- see "Certificateholder."

     "INITIAL CASH COLLATERAL AMOUNT" shall mean the dollar amount defined as such in the Agreement.

     "INITIAL CLASS A PRINCIPAL BALANCE" means the dollar amount defined as such in the Agreement.

     "INITIAL CLASS B PRINCIPAL BALANCE" means the dollar amount defined as such in the Agreement.

     "INITIAL CERTIFICATE PRINCIPAL BALANCE" means the sum of the Initial Class A Principal Balance and the Initial Class B Principal Balance.

     "INITIAL PRE-FUNDED AMOUNT" means the amount specified as such in the Agreement.

     "INITIAL RECEIVABLES" means the Receivables which have been acquired by CTL and ultimately sold to the Trust by the Depositor as of the date of the Agreement, and excluding the Subsequent Receivables (as defined herein).

     "INSOLVENCY EVENT" with respect to a party means (i) the entry of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver, or liquidator for such party in any insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings, or for the winding up or liquidation of their respective affairs, and the continuance of any such decree or order unstated and in effect for a period of 60 consecutive days; or (ii) the consent by such party to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings of or relating to such party or of or relating to substantially all of its property; or such party shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations.

     "INTEREST SHORTFALL" means, as to any Receivable for any Collection Period, the amount, if any, by which (a) the interest payment due on such Receivable during such Collection Period exceeds (b) the Collected Interest on such Receivable. "Interest Shortfall" with respect to a Precomputed Receivable for any Collection Period means the amount, if any, by which the portion of the Scheduled Payment due during such Collection Period allocable to interest (using the actuarial or constant yield method) exceeds the Collected Interest on such Receivable (computed using the same method and after giving effect to the withdrawal of any previously received Scheduled Payments in respect of such Receivable from the Payahead Account in accordance with Section 11.06 hereof).

     "LIEN" means a security interest, lien, charge, pledge, equity, or encumbrance of any kind other than tax liens, mechanics' liens, and any liens which attach to the respective Receivable by operation of law.

     "LIQUIDATION PROCEEDS" means the monies collected from whatever source, including insurance proceeds, on Defaulted Receivables, net of the sum of any amounts expended by the Servicer for the account of the Obligor plus any amounts required by law to be remitted to the Obligor. "Liquidation Proceeds" with respect to a Distribution Date means such monies collected during the preceding Collection Period.

     "MONTHLY INTEREST" means the sum of Class A Monthly Interest and Class B Monthly Interest.

     "MONTHLY PRINCIPAL" means the sum of Class A Monthly Principal and Class B Monthly Principal.

     "MONTHLY SERVICING FEE" means, for any Distribution Date, one-twelfth of the product of (a) either (i) the Certificate Principal Balance on such Distribution Date (after giving effect to any distribution of Monthly Principal made on such Distribution Date) or (ii) with respect to the first Distribution Date, the Initial Certificate Principal Balance and (b) the Servicing Rate.

     "MOODY'S" means Moody's Investors Service, Inc.

     "NET LOSS RATE" means, for any Collection Period, the fraction, expressed as an annualized percentage, of which (i) the numerator is equal to (A) the sum of the Principal Balances of all Receivables that became Defaulted Receivables during such Collection Period minus (B) the Liquidation Proceeds received by the
                              -----
Trust during the same Collection Period, and (ii) the denominator is equal to the average of the Pool Balances determined on the last day of such Collection Period and on the last day of the immediately preceding Collection Period (or, in the case of the first Collection Period, the average of the Pool Balance determined on the last day of such Collection Period and the Original Pool Balance).

     "NOTE RATE" means, with respect to a Receivable, the contract rate of interest on such Receivable, exclusive of prepaid finance charges.

     "OBLIGOR" on, a Receivable means the purchaser or the co-purchasers of the Financed Vehicle or any other Person who owes payments under the Receivable. The phrase "payment made on behalf of an Obligor" shall mean all payments made with respect to a Receivable except payments made by the Depositor or the Servicer.

     "OFFICERS' CERTIFICATE" means a certificate signed by any two of the chairman of the board, the president, any vice chairman of the board, any vice president, the treasurer, or the controller of the Depositor or the Servicer, as the case may be: provided that no individual shall sign in a dual capacity.

     "OPINION OF COUNSEL" means a written opinion of counsel, who may be counsel to the Depositor and/or Servicer, which counsel shall be acceptable to the Trustee.

     "ORIGINAL PURCHASE PRICE" means the amount specified as such in Section 21.02.

     "ORIGINAL POOL BALANCE" means the Pool Balance of the Initial Receivables plus the Initial Pre-Funded Amount as of the Cutoff Date, as specified in the Agreement.

     "OUTSTANDING ADVANCES" as of any date, with respect to a Receivable, means the total amount of Advances made on such Receivable for which the Servicer has not been reimbursed.

     "PAYAHEAD" on a Precomputed Receivable means the amount, as of the close of business on the last day of a Collection Period, computed in accordance with
Section 11.06 with respect to such Receivable.

     "PAYAHEAD ACCOUNT" means the account designated as such, established and maintained pursuant to Section 14.09.

     "PAYAHEAD BALANCE" on a Precomputed Receivable means the sum, as of the close of business on the last day of a Collection Period, of all Payaheads made by or on behalf of the Obligor with respect to such Precomputed Receivable, as reduced by applications of previous Payaheads with respect to such Precomputed Receivable, pursuant to Sections 11.06 and 14.09.

     "PERSON" means any individual, corporation, estate, partnership, joint venture, association, joint stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof.

     "POOL BALANCE" as of any date means the aggregate Principal Balance of the Receivables as of such date; provided, however, that for the purpose of
                             --------  -------
determining the Alternative Cash Collateral Percentage, Class A Monthly Principal and Class B Monthly Principal, the Principal Balance of a Defaulted Receivable or a Purchased Receivable (if actually purchased by the Servicer or repurchased by the Depositor) shall be deemed to be zero on and after the close of business on the last day of the Collection Period in which the Receivable becomes a Defaulted Receivable or a Purchased Receivable subject to repurchase pursuant to Section 12.02 or 13.07, provided such repurchase or purchase is actually made pursuant to Section 12.02 or 13.07.

     "PRE-FUNDED AMOUNT" means, the amount of deposit from time to time in the Pre-Funded Account.

     "PRE-FUNDING ACCOUNT" means the account designated as such, established and maintained pursuant to Section 14.10.

     "PRINCIPAL BALANCE" of a simple interest Receivable, as of the close of business on the last day of a Collection Period, means the Amount Financed minus that portion of all payments received on or before the close of business on such last day allocable to principal of such Receivable. "Principal Balance" with respect to a precomputed Receivable, as of the close of business on the Cutoff Date or the last day of a Collection Period, means the Amount Financed minus that portion of all payments received on or before the close of business on such last day allocable to principal of such Receivable using the actuarial or constant yield method.

     "PRINCIPAL AGREEMENT" means the Purchase Agreement, dated as of __________, 1996, by and between the Depositor and CTL, as amended, supplemented or modified from time to time.

     "PURCHASE AMOUNT" of any Receivable, as of the close of business on the last day of any Collection Period, means the amount equal to the sum of the Principal Balance of such Receivable plus, if an Interest Shortfall would otherwise occur that would require a withdrawal from the Cash Collateral Account in connection with the purchase or repurchase of such Receivable on such day, any unpaid interest accrued and due during or prior to such Collection Period on such Receivable.

     "PURCHASED RECEIVABLE" means a Receivable purchased not later than the 8th day of the month immediately following the respective Collection Period by the Servicer pursuant to Section 13.07 or repurchased not later than the Determination Date of the month immediately following the respective Collection Period by the Depositor pursuant to Section 12.02.

     "RATING AGENCY" means Moody's or Standard & Poor's and its successors and assigns.

     "RECEIVABLE" means any simple interest or pre-computed (add-on) interest installment sales contract or installment loan and security agreement which shall appear on Schedule A to the Agreement.

     "RECEIVABLE FILES" means the documents specified in Section 12.03.

     "RECEIVABLES" or "RECEIVABLES POOL" means, collectively, those Receivables conveyed to the Trust by the Depositor as of the Cutoff Date as listed in Schedule A to the Agreement and the Subsequent Receivables.

     "RECORD DATE" means, for any Distribution Date, the last day of the preceding calendar month.

     "RECOVERIES" means Liquidation Proceeds received by the Servicer during the preceding calendar month on Defaulted Receivables.

     "RECOVERIES OF ADVANCES" means, for any Collection Period, all payments received by the Servicer by or on behalf of Obligors (other than Obligors with respect to Defaulted Receivables and excluding reimbursements of Outstanding Advances on Defaulted Receivables pursuant to Sections 14.04(a)(i) and 14.05) during such Collection Period representing recoveries of Interest Shortfalls for which Advances were made for prior Collection periods.

     "REQUIRED CASH COLLATERAL AMOUNT" means the amount specified as such in the Agreement.

     "RESPONSIBLE OFFICER" means, when used with respect to the trustee, any officer within the Corporate Trust Office (or any successor group of the Trustee) including any vice president, assistant vice president, assistant treasurer, assistant secretary or any other officer of the Trustee customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of his knowledge of and familiarity with the particular subject.

     "SCHEDULED PAYMENT" on a Receivable means that portion of the payment required to be made by the Obligor during the respective Collection Period sufficient to amortize the Principal Balance and to provide interest at the Note Rate.

     "SERVICER" means California Thrift & Loan, a California corporation, in its capacity as the servicer of the Receivables and each successor to California Thrift & Loan (in the same capacity) pursuant to Sections 18.03 or 19.02.

     "SERVICER'S CERTIFICATE" means a certificate completed and executed by the Servicer by its chairman of the board, its president, any vice chairman of its board, any vice president, the treasurer, or the controller of the Servicer pursuant to Section 13.09.

     "SERVICING RATE" means the rate specified in the Agreement.

     "SPREAD AMOUNT" means, with respect to any Receivable on any Distribution Date, to the extent collected from the Obligor, one-twelfth of the product of
(a) the excess of the Note Rate over the sum of (i) the weighted average, on the Closing Date, of the Class A Pass-Through Rate and the Class B Pass-Through Rate and (ii) the rate at which the Monthly Servicing Fee is computed and (b) the unpaid principal balance on the Receivable as of the first day of the preceding Collection Period.

     "STANDARD & POOR'S" means Standard & Poor's Ratings group, a division of McGraw-Hill, Inc.

     "STATE" mean (i) any state of the United States of America or (ii) the District of Columbia.

     "STATED FINAL DISTRIBUTION DATE" means the date specified as such in the Agreement.

     "SUBSEQUENT CUTOFF DATE" means the date designated by the Depositor as of which particular Subsequent Receivables are conveyed to the Trust.

     "SUBSEQUENT RECEIVABLES" means additional Receivables which the Depositor will convey to the Trustee from time to time during the Funding Period having an aggregate value approximately equal to the Pre-Funded Amount.

     "SUBSEQUENT TRANSFER DATE" means a date during the Funding Period to be specified by the Depositor on which Subsequent Receivables are conveyed to the Trust.

     "TOTAL YIELD SUPPLEMENT DEPOSIT" means the amount specified as such in the Agreement.

     "TRUST" means the trust created by the Agreement, the estate of which shall comprise the Receivables (other than Purchased Receivables) and all monies paid thereon, and all monies due thereon, including Accrued Interest, after the Cutoff Date; security interests in the Financed Vehicles; funds deposited in the Certificate Account; funds on deposit in the Pre-Funding Account; all documents contained in the Receivable Files; any property that shall have secured a Receivable and that shall have been acquired by or on behalf of the Trust; any Liquidation Proceeds and any rights of the Depositor in proceeds from claims or refunds of premiums on any physical damage, lender's partial deductibility, credit life, disability, and hospitalization insurance policies covering Financed Vehicles or Obligors; the interest of the Depositor in recourse to Dealers relating to certain of the Receivables; the proceeds of the foregoing; and amounts on deposit from time to time in the Cash Collateral Account and the Yield Supplement Account.

     "TRUSTEE" means Bankers Trust Company, a banking corporation organized under the laws of the State of New York and its successors or any corporation resulting from or surviving any merger or consolidation to which it or its successors may be a party or any successor trustee at the time serving as successor trustee hereunder.

     "TRUSTEE'S CERTIFICATE" means a certificate completed and executed by the Trustee by a Responsible Officer pursuant to Section 20.02, substantially in the form of in the case of an assignment to the Depositor, Exhibit 1, and in the case of an assignment to the Servicer, Exhibit 2.

     "UCC" means the Uniform Commercial Code as in effect in the respective jurisdiction.

     "YIELD SUPPLEMENT ACCOUNT" means the account designated as such, established and maintained pursuant to Section 14.08.

     "YIELD SUPPLEMENT AMOUNT" means, on any Distribution Date, the amount specified as such in the Agreement.

     SECTION 11.02. USAGE OF TERMS. With respect to all terms in the Agreement, the singular includes the plural and the plural the singular; words importing any gender include the other genders; references to "writing" include printing, typing, lithography and other means of reproducing words in a visible form; references to agreements and other contractual instruments include all subsequent amendments thereto or changes therein entered into in accordance with their respective terms and not prohibited by the Agreement; references to Persons include their permitted successors and assigns and the term "including means "including without limitation."

     SECTION 11.03. CUTOFF DATE AND RECORD DATE. All references to the Record Date prior to the first Record Date in the life of the Trust shall be to the Cutoff Date.

     SECTION 11.04. SECTION REFERENCES. All section references in these Standard Terms shall be to Sections in these Standard Terms.

     SECTION 11.05. SIMPLE INTEREST METHOD. All allocations of payments with respect to a Receivable to principal and interest and determinations of periodic charges and the like shall be made using the simple interest method, based on either the actual number of days elapsed and the actual number of days in the calendar year or on the basis of a thirty-day month and a 360-day calendar year, as specified in the related installment sales contract or installment loan and security agreement. Each payment on a Receivable shall be applied first to collection fees, if any; second, to late charges, if any, accrued on such Receivable; third to the amount of interest accrued on such Receivable to the date of receipt; fourth, to principal due on such Receivable; and last, to reduce the remaining principal amount outstanding on such Receivable.

     SECTION 11.06. APPLICATION OF COLLECTIONS ON PRECOMPUTED RECEIVABLES. Notwithstanding Section 11.05, payments made by or on behalf of an Obligor with respect to a Precomputed Receivable shall be applied first to overdue Scheduled Payments (including reduction of Outstanding Advances as provided in Section 14.04). Next any excess shall be applied to the Scheduled Payment and any remaining excess shall be added to the Payahead Balance, and shall be applied to prepay the Precomputed Receivable, but only if the sum of such excess and the previous Payahead Balance shall be sufficient to prepay the Receivable in full. Otherwise, any such remaining excess payments shall constitute a Payahead and shall increase the Payahead Balance.

     SECTION 11.07. SEPARATE AGREEMENTS. Each Agreement that incorporates by reference these Standard Terms shall be separate and distinct from each other such Agreement, no provision of any such Agreement shall be applicable to any other such Agreement, and all references to "the Agreement" and to provisions thereof shall be references to a particular Agreement that incorporates these Standard Terms.


                                  ARTICLE XII

                                THE RECEIVABLES

     SECTION 12.01. REPRESENTATIONS AND WARRANTIES OF DEPOSITOR. The Depositor makes the following representations and warranties as to the Receivables on which the Trustee relies in accepting the Receivables in trust and executing and authenticating the Certificates. Such representations and warranties speak as of the execution and delivery of the Agreement and the Closing Date in the case of the initial Receivables, and as of the applicable Subsequent Transfer Date in the case of the Subsequent Receivables, but shall survive the sale, transfer, and assignment of the Initial and Subsequent Receivables to the Trustee.

     (i) CHARACTERISTICS OF RECEIVABLES. Each Receivable (a) shall have been either (1) originated by a Dealer for the retail sale of a Financed Vehicle in the ordinary course of such Dealer's business, shall have been purchased by CTL from such Dealer and shall have been validly assigned by such Dealer to CTL in accordance with its terms or (2) shall have been originated by CTL, (b) shall have been fully and properly executed by the parties thereto, (c) shall have created or shall create a valid, subsisting, and enforceable first priority perfected security interest in favor of CTL in the Financed Vehicle, which security interest shall be assignable and shall have been validly assigned to the Depositor and by the Depositor to the Trustee in trust for the benefit of the Certificateholders, and (d) shall contain customary and enforceable provisions such that the rights and remedies of the holder thereof shall be adequate for realization against the collateral of the benefits of the security.

     (ii) SCHEDULE OF RECEIVABLES. The information set forth in Schedule A to the Agreement with respect to the Initial Receivables shall be true and correct in all material respects as of the closing of business on the Cutoff Date, and no selection procedures believed to be adverse to the Certificateholders shall have been utilized in selecting the Receivables.

     (iii) COMPLIANCE WITH LAW. Each Receivable and each sale of the related Financed Vehicle shall have complied at the time it was originated or made and at the execution of the Agreement shall comply in all material respects with all requirements of applicable federal, State, and local laws, and regulations thereunder, including, without limitation, usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, and State adaptations of the National Consumer Act and of the Uniform Consumer Credit Code, and other applicable consumer credit laws and equal credit opportunity and disclosure laws.

     (iv) BINDING OBLIGATION. Each Receivable shall represent the genuine, legal, valid, and binding payment obligation in writing of the Obligor, enforceable by the holder thereof in accordance with its terms.

     (v) NO GOVERNMENT OBLIGOR. None of the Receivables shall be due from the United States of America or any State or from any agency, department, or instrumentality of the United States of America, any State or any local government.

     (vi) SECURITY INTEREST IN FINANCED VEHICLE. Immediately prior to the sale, assignment, and transfer thereof, each Receivable shall be secured by a validly perfected first security interest in the Financed Vehicle in favor of CTL, as secured party or all necessary and appropriate actions with respect to such Receivable shall have been taken to perfect a first security interest in the Financed Vehicle in favor of CTL as secured party.

     (vii) RECEIVABLES IN FORCE. No Receivable shall have been satisfied, subordinated, or rescinded, nor shall any Financed Vehicle have been released from the lien granted by the related Receivable in whole or in part.

     (viii) NO WAIVER.  No provision of a Receivable shall have been waived.

     (ix) NO DEFENSES. No right or rescission, setoff, counterclaim, or defense shall have been asserted or threatened with respect to any Receivable.

     (x) NO LIENS. No liens or claims shall have been filed, including liens for work, labor, or materials relating to a Financed Vehicle that shall be liens prior to, or equal or coordinate with, the security interest in the Financed Vehicle granted by the Receivable.

     (xi) NO DEFAULT. Except for payment defaults continuing for a period of not more than 30 days as of the Cutoff Date, no default, breach, violation, or event permitting acceleration under the terms of any Receivable shall have occurred; and no continuing condition that with notice or the lapse of time would constitute a default, breach, violation, or event permitting acceleration under the terms of any Receivable shall have arisen; and the Depositor shall not have waived any of the foregoing.

     (xii) INSURANCE. Each Obligor has agreed to obtain physical damage insurance covering the Financed Vehicle and the Servicer has obtained lender's collateral protection insurance covering each Financed Vehicle.

     (xiii) TITLE. It is the intention of the depositor that the transfer and assignment herein contemplated, taken as a whole, constitute a sale of the Receivables from the Depositor to the Trust and that the beneficial interest in and title to the Receivables not be part of the receivership estate in the event of the appointment of a receiver for the Depositor. No Receivable has been sold, transferred, assigned, or pledged by the Depositor to any person other than the Trustee. Immediately prior to the transfer and assignment herein contemplated, the depositor had good and marketable title to each Receivable free and clear of all liens, and, immediately upon the transfer thereof, the Trustee for the benefit of the Certificateholders shall have good and marketable title to each Receivable, free and clear of all liens and rights of others, except for the rights of the Certificateholders; and the transfer has been perfected under the UCC.

     (xiv) LAWFUL ASSIGNMENT. No Receivable shall have been originated in, or shall be subject to the laws of, any jurisdiction under which the sale, transfer, and assignment of such Receivable under the Agreement or transfers of the Certificates would be unlawful, void, or voidable.

     (xv) ALL FILINGS MADE. All filings (including, without limitation, UCC filings) necessary in any jurisdiction to give the Trustee a first perfected ownership interest in the Receivables shall have been made.

     (xvi) ONE ORIGINAL. There shall be only one original executed copy of each Receivable.

     (xvii) AGREEMENT. The additional representations and warranties in the Agreement shall be true and correct as of the date of the Agreement, and with respect to the Subsequent Receivables as of the Subsequent Transfer Date.

     SECTION 12.02. REPURCHASE UPON BREACH. The Depositor, the Servicer, or the Trustee, as the case may be, shall inform the other parties promptly, in writing, upon the discovery of any breach of the Depositor's representations and warranties contained in Section 12.01 or the Depositor's additional representations and warranties contained in the Agreement. Unless the breach shall have been cured by the second Record Date following the discovery, the Depositor shall repurchase (or, pursuant to the Purchase Agreement, shall cause CTL to repurchase) any Receivables materially and adversely affected by the breach as of such Record Date (or, at the Depositor's option, the first Record Date following the discovery). In consideration of the purchase of the Receivable, the Depositor shall remit the Purchase Amount, in the manner specified in Section 14.03. The sole remedy of the Trustee, the Trust, or the Certificate holders with respect to a breach of the Depositor's representations and warranties contained in Section 12.01 or the Depositor's additional representations and warranties contained in the Agreement shall be to require the Depositor to repurchase Receivables pursuant to this Section 12.02.

     SECTION 12.03. CUSTODY OF RECEIVABLE FILES. To assure uniform quality in servicing the Receivables and to reduce administrative costs, the Trustee, upon the execution and delivery of the Agreement, hereby revocably appoints the Servicer, and the Servicer hereby accepts such appointment, to act as the agent of the Trustee as custodian of the following documents or instruments which are hereby constructively delivered to the Trustee with respect to each Receivable:

     (i)    The original of the Receivable.

     (ii)   The original credit application fully executed by the Obligor.

     (iii) The original certificate of title or such documents that the Depositor or Servicer shall keep on file, in accordance with its customary procedures, evidencing the security interest of the Depositor in the Financed Vehicle.

     (iv) Any and all other documents that the Servicer or the Depositor shall keep on file, in accordance with its customary procedures, relating to a Receivable, an Obligor, or a Financed Vehicle.

     SECTION 12.04.  DUTIES OF SERVICER AS CUSTODIAN.

     (a) SAFEKEEPING. The Servicer, in its capacity as custodian, shall hold the Receivable Files on behalf of the Trustee for the use and benefit of all present and future Certificateholders, and maintain such accurate and complete accounts, records, and computer systems pertaining to each Receivable File as shall enable the Trustee to comply with these Standard Terms. In performing its duties as custodian the Servicer shall act with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to the receivable files relating to all comparable automotive receivables that the Servicer services for itself. The Servicer shall conduct, or cause to be conducted, periodic audits of the Receivables Files held by it under the Agreement, and of the related accounts, records, and computer systems, in such a manner as shall enable the Trustee to verify the accuracy of the Servicer's record keeping. The Servicer shall promptly report to the Trustee any failure on its part to hold the Receivable Files and maintain its accounts, records, and computer systems as herein provided and promptly take appropriate action to remedy any such failure; provided, however, notwithstanding anything to the
                         --------  -------
contrary in Section 12.03 or this Section 12.04, the Servicer shall not be required to possess the original of Receivables representing less than 2% of the Original Pool Balance until 30 days following the Closing Date.

     (b) MAINTENANCE OF AND ACCESS TO RECORDS. The Servicer shall maintain each Receivable File at one of its offices specified in Schedule B to the Agreement, or at such other office as shall be specified to the Trustee by prior written notice. The Servicer shall make available to the Trustee or its duly authorized representatives, attorneys, or auditors a list of locations of the Receivable Files, the Receivable Files, and the related accounts, records, and computer systems maintained by the Servicer at such times as the Trustee shall instruct.

     (c) RELEASE OF DOCUMENTS. Upon instruction from the Trustee, the servicer shall release any document in a Receivable File to the Trustee, the Trustee's agent, or the Trustee's designee, as the case may be, at such place or places as the Trustee may designate, as soon as practicable.

     SECTION 12.05. INSTRUCTIONS: AUTHORITY TO ACT. The Servicer shall be deemed to have received proper instructions with respect to the Receivables Files upon its receipt of written instructions signed by a Responsible Officer of the Trustee.

     SECTION 12.06. CUSTODIAN'S INDEMNIFICATION. The Servicer, in its capacity as custodian, shall indemnify the Trust and the Trustee for any and all liabilities, obligations, losses, compensatory damages, payments, costs, or expenses of any kind whatsoever that may be imposed on, incurred, or asserted against the Trust or the Trustee as the result of any improper act or omission in any way relating to the maintenance and custody by the Servicer of the

Receivable Files; provided, however, that the Servicer shall not be liable for any portion of any such amount resulting from the willful misfeasance, bad faith, or negligence of the Trustee.

     SECTION 12.07. EFFECTIVE PERIOD AND TERMINATION. The Servicer's appointment as custodian shall become effective as of the Cutoff Date and shall continue in full force and effect until terminated pursuant to this Section
12.07. If the Servicer shall resign in accordance with the provisions of the Agreement or if all of the rights and obligations of the Servicer shall have been terminated under Section 19.01, the appointment of the Servicer as custodian may be terminated by the Trustee or by the Holders of Certificates evidencing not less than 25% of the Certificate Principal Balance. The Trustee may terminate the Servicer's appointment as custodian with cause at anytime upon written notification to the Servicer. As soon as practicable after any termination of such appointment, the Servicer shall deliver the Receivable Files to the Trustee or the Trustee's agent at such place or places as the Trustee may reasonably designate.

     SECTION 12.08.  CONVEYANCE OF SUBSEQUENT RECEIVABLES.

     (a) During the Funding Period, the depositor shall sell to the Trust, and the Trust shall purchase from the Depositor, Subsequent Receivables having an aggregate principal balance equal to the Initial Pre-Funded Amount to the extent that such Subsequent Receivables are available. During the Funding Period, on each Subsequent Transfer Date, subject to the conditions described below, the Depositor will sell and assign to the Trust, without recourse the Depositor's entire interest in the Subsequent Receivables designated by the Depositor as of the related Subsequent Cutoff Date and identified in a schedule attached to an assignment related to such Subsequent Receivables executed on such date by the Depositor. Upon the conveyance of Subsequent Receivables to the Trust on a Subsequent Transfer Date, (i) the aggregate principal balance of the Receivables in the Trust will increase in an amount equal to the aggregate principal balances of the Subsequent Receivables and (ii) an amount equal to the aggregate principal balance of such Subsequent Receivables will be withdrawn from the Pre-Funding Account and paid to the Depositor.

     (b) Any conveyance of Subsequent Receivables is subject to the satisfaction, on or before the related Subsequent Transfer Date, of the following conditions precedent:

     (i) the Depositor shall have delivered to the Trustee a duly executed written assignment in substantially the form of Exhibit 4 (the "Subsequent Transfer Assignment"), which shall include supplements to Schedule A of the Agreement listing the Subsequent Receivables;

     (ii) the Depositor shall have deposited in the Collection Account all collections received in respect of each of the Subsequent Receivables after the applicable Subsequent Cutoff Date;

     (iii) as of each Subsequent Transfer Date, the Depositor was not insolvent nor will it have been made insolvent by such transfer nor is it aware of any pending insolvency;

     (iv)   the Funding Period shall not have terminated;

     (v) the Receivables in the Trust, including the Subsequent Receivables to be conveyed to the Trust on the Subsequent Transfer Date, shall meet the following criteria: (I) not more than ___% of the Principal Balances of the Subsequent Receivables in the Trust will represent financing of used vehicles; (II) the weighted average Note Rate of the Subsequent Receivables will not be less than ___% (iii) no Subsequent Receivable shall have a Note Rate of less than the sum of the Class A Pass-Through Rate and the Servicing Rate; (IV) the weighted average remaining term (as of the Subsequent Cutoff Date of the Subsequent Receivables shall not be greater than __ months; and
            (V) no Subsequent Receivable will have a final Scheduled Payment due later than ____________;

     (vi) each of the representations and warranties made by the Depositor pursuant to Section 12.02 with respect to the Subsequent Receivables shall be true and correct as of the related Subsequent Transfer Date with the same effect as if then made, and the Depositor shall have performed all obligations to be performed by it hereunder on or prior to such Subsequent Transfer Date;

     (vii) the Depositor shall, at its own expense, on or prior to the Subsequent Transfer Date indicate in its computer files that the Subsequent Receivables identified in the Subsequent Transfer Assignment have been sold to the Trust pursuant to this Agreement and the Subsequent Transfer Assignment;

     (viii) the Depositor shall have taken any action required to maintain the first perfected ownership interest of the Trust in the Trust Estate and the first perfected security interest of the Trustee in the Collateral;

     (ix) no selection procedures believed by the Depositor to be adverse to the interests of the Certificateholders shall have been utilized in selecting the Subsequent Receivables; and

     (x) the Depositor shall have delivered to the Trustee an Officers' Certificate confirming the satisfaction of each condition precedent specified in this paragraph (b).

     (xi) in addition, any such conveyance of Subsequent Receivables made on one or more Subsequent Transfer Dates occurring during any given Collection Period will also be subject to the satisfaction, on or before the Determination Date following the end of such Collection Period, of the following conditions subsequent;

     (xii) the Depositor shall have provided the Trustee as listing of each such Subsequent Receivable and its corresponding Subsequent Transfer Date and the aggregate Principal Balance of such Subsequent Receivables so transferred and any other information reasonably requested by any of the foregoing with respect to such Subsequent Receivables;

     (xiii) the addition of any such Subsequent Receivable will not result in a material adverse tax consequence to the Trust or the certificateholders;

     (xiv) the Depositor shall have delivered (A) to the Rating Agencies an Opinion of Counsel with respect to the transfer of such Subsequent Receivables substantially in the form of the Opinion of Counsel delivered to the Rating Agencies on the Closing Date;

     (xv) the Depositor shall have delivered to the Trustee a letter of a firm of independent certified public accountants confirming that the conditions set forth in Section 12.08(b)(v) were satisfied with respect to those Subsequent Receivables conveyed on each such Subsequent Transfer Date.

     The Depositor covenants that in the event any of the foregoing conditions subsequent are not satisfied with respect to any Subsequent Receivable, the Depositor will immediately repurchase such Subsequent Receivable at a price equal to the Purchase Amount thereof, in the manner specified in Section 14.03.

     The Depositor covenants to transfer to the Trustee, pursuant to paragraph
(a) above, Subsequent Receivables with an aggregate Principal Balance equal to the Initial Pre-Funded Amount. In the event that the Depositor shall fail to deliver and sell to the Trust any or all of such Subsequent Receivables, any funds remaining in the Pre-Funding Account shall be distributed in accordance with Section 14.10 to the Certificateholders as Monthly Principal on the Distribution Date next following the end of the Funding Period; provided, however, that the foregoing shall be the sole remedy of the Trustee or the Certificateholders with respect to a failure of the Depositor to comply with such covenant.


                                 ARTICLE XIII

                  ADMINISTRATION AND SERVICING OF RECEIVABLES

     SECTION 13.01. DUTIES OF SERVICER. The Servicer as agent for the Trustee shall manage, service, administer, and make collections on the Receivables with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to all comparable motor vehicle receivables that it services for itself. The Servicer's duties shall include collection and posting of all payments, making Advances (in the Servicer's sole discretion), responding to inquiries to Obligors or of federal, state or local governmental authorities with respect to the

Receivables, investigating delinquencies, sending payment coupons to Obligors, accounting for collections, and furnishing monthly and annual statements to the Trustee with respect to distributions. The Servicer shall follow its customary standards, policies, and procedures in performing its duties as Servicer. Without limiting the generality of the foregoing, the Servicer is authorized and empowered by the Trustee to execute and deliver, on behalf of itself, the Trust, the Certificateholders, or the Trustee of any of them, any and all instruments of satisfaction or cancellation, or partial or full release or discharge, and all other comparable instruments, with respect to such Receivables or to the Financed Vehicles securing such Receivables. If the Servicer shall commence a legal proceeding to enforce a Receivable or a Defaulted Receivable, the Trustee shall thereupon be deemed to have automatically assigned, solely for the purpose of collection, such Receivable to the Servicer. The Trustee shall execute any documents prepared by the Servicer and delivered to the Trustee for execution that are necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder.

     SECTION 13.02. COLLECTION OF RECEIVABLE PAYMENTS. The Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of such Receivables as and when the sum shall become due and shall follow such collection procedures as it follows with respect to all comparable automotive receivables that it services for itself. If payments are extended in the ordinary course of the Servicer's collection procedures, and, as a result, any Receivable would be outstanding at the Stated Final Distribution Date, then the Servicer shall be obligated to purchase such Receivable pursuant to Section
13.07 (unless such Receivable is otherwise being purchased pursuant to Section 21.02) as of the last day of the Collection Period immediately preceding the Stated Final Distribution Date. The Servicer may in its discretion waive any late payment charge or any other fees that may be collected in the ordinary course of servicing a Receivable.

     SECTION 13.03. REALIZATION UPON RECEIVABLES. (a) On behalf of the Trust the Servicer shall use its best efforts, consistent with its customary servicing procedures, to repossess or otherwise convert the ownership of the Financed Vehicle securing any Receivable as to which the Servicer shall have determined that eventual payment in full is unlikely. The Servicer shall follow such customary and usual practices and procedures as it shall deem necessary or advisable in its servicing of motor vehicle receivables which may include reasonable efforts to realize upon any recourse to Dealers and selling the Financed Vehicle at public or private sale. The foregoing shall be subject to the provision that, in any case in which the Financed Vehicle shall have suffered damage, the Servicer shall not expend funds in connection with the repair or the repossession of such motor vehicle unless it shall determine in its discretion that such repair and/or repossession will increase the Liquidation Proceeds of the related Receivable by an amount equal to or greater than the amount of such expenses.

     (b) Unless otherwise stated in the Agreement, the Servicer shall either purchase or liquidate each Financed Vehicle that has not previously been liquidated and that secures, or previously secured, a Defaulted Receivable either (i) by the end of the Collection Period preceding the final scheduled Distribution Date during the life of the Trust or (ii) if earlier, by the end of the ninth Collection Period following the Collection Period during which such

Receivable became a Defaulted Receivable. Any purchase of a Financed Vehicle by the Servicer shall be made at a price equal to the fair market value of the financed Vehicle as determined by the Servicer in accordance with the Servicer's normal servicing standards.

     The Servicer shall remit within two Business days of receipt thereof to the Certificate Account all payments by or on behalf of the Obligors with respect to the Receivables (other than Purchased Receivables) and all Liquidation Proceeds. Notwithstanding the foregoing, for so long as (a) CTL or an Affiliate remains the Servicer, (b) no Event of Default shall have occurred and the be continuing and (c)(1) CTL (or an Affiliate succeeding CTL as Servicer) maintains a short-term rating of at least A-1 by Standard & Poor's and P-1 by Moody's (and for five Business Days following a reduction in either such rating) or (2) prior to ceasing daily remittances, the Rating Agency Condition shall have been satisfied (and any conditions or limitations imposed by the Rating Agencies in connection therewith are complied with), the Servicer may remit all such payments and Liquidation Proceeds with respect to any Collection Period to the Certificate Account on a less frequent basis, but in no event later than the Determination Date immediately preceding each Distribution Date. For purposes of this Article V, the phrase "payments by or on behalf of Obligors" shall mean payments made with respect to the Receivables by Persons other than the Servicer or the Sellers.

     SECTION 13.04. PHYSICAL DAMAGE INSURANCE. The Servicer, in accordance with its customary servicing procedures, and underwriting standards shall require that each Obligor shall have obtained and shall maintain physical damage insurance covering the Financed Vehicle and that the Servicer has obtained and shall maintain lender's collateral protection insurance coverage, each as of the execution of the Receivable.

     SECTION 13.05. MAINTENANCE OF SECURITY INTERESTS IN FINANCED VEHICLES. The Servicer shall, in accordance with its customary servicing procedures, take such steps as are necessary to ensure that perfection of the security interest created by each Receivable in the related Financed Vehicle has been obtained, and to maintain such security interest. The Trustee hereby authorizes the Servicer to take such steps as are necessary to re-perfect such security interest on behalf of the Trust in the event of the relocation of a Financed Vehicle or for any other reason.

     SECTION 13.06. COVENANTS OF SERVICER. The Servicer shall not release the Financed Vehicle securing any Receivable from the security interest granted by such Receivable in whole or in part except in the event of payment in full by the Obligor thereunder or repossession, nor shall the Servicer impair the rights of the Certificateholders in the Receivables, nor shall the Servicer change the amount of the Scheduled Payment under a Receivable or change the Amount Financed under a Receivable or reduce the Note Rate of a Receivable (except if so ordered by a bankruptcy court in a proceeding concerning the Obligor).

     SECTION 13.07. PURCHASE OF RECEIVABLES UPON BREACH. The Servicer or the Trustee shall inform the other party promptly, in writing, upon the discovery of any breach by the servicer of its obligations under Section 13.06. Unless the breach shall have been cured by the last day of the Collection Period following the Collection Period during which such breach was discovered, the Servicer shall purchase any Receivable materially and adversely affected by such breach as of such day (or, at the Servicer's election, as of the last day of the Collection Period during which such breach was discovered). In consideration of the purchase of such Receivable, the Servicer shall remit the Purchase Amount with respect to such Receivable in the manner specified in Section 14.03. The sole remedy of the Trustee, the Trust, or the Certificateholders with respect to a breach pursuant to Section 13.06 shall be to require the Servicer to purchase Receivables pursuant to this Section 13.07.

     SECTION 13.08. SERVICING FEE. The servicing fee for a Collection Period shall equal the Monthly Servicing Fee (except that in the case of a successor Servicer, the servicing fee shall equal such amount as is arranged in accordance with Section 19.02). The Servicer shall be entitled to retain from payments of principal and interest on the Receivables collected during a Collection Period an amount equal to the Monthly Servicing Fee due the Servicer in respect of the Collection Period and need not deposit such amount in the Certificate Account. The Servicer shall also be entitled to retain, and need not deposit in the Certificate Account, all late fees, prepayment charges, other administrative or collection fees or similar charges allowed by applicable law with respect to Receivables, if any, collected (from whatever source) on the Receivables. The Monthly Servicing Fee will be paid only out of the funds of the Trust and not from the Trustee's own funds. So long as California Thrift & Loan or an Affiliate is the Servicer, if the Servicer fails to pay the Trustee's fees and expenses pursuant to Section 20.07, the Trustee shall be entitled to receive such amount from the Monthly Servicing Fee prior to payment thereof to the Servicer. Pursuant to Section 14.04 hereof, the Servicer may also receive the Spread Amounts to the extent there are funds available therefor after taking into account losses on Defaulted Receivables as provided in Article XV.

     SECTION 13.09. SERVICER'S CERTIFICATE. On the fifth day of each calendar month; the Servicer shall deliver to the Trustee a Servicer's Certificate in the form of Exhibit 3 attached hereto containing all information necessary to make the distributions pursuant to Section 14.04 for the Collection Period preceding the date of such Servicer's Certificate and all information necessary for the Trustee to send statements to Certificateholders pursuant to Section 14.07, including (A) the amount of aggregate collections on the Receivables, (B) the aggregate Purchase Amount of the Receivables repurchased by the Depositor and purchased by the servicer, (C) with respect to Precomputed Receivables the net deposit from the Collection account to the Payahead Account or the net withdrawal from the Payahead Account to the Collection Account required for the Collection Period in accordance with Section 14.09, and in the case of a net withdrawal, the Monthly Interest and Monthly Principal reported on such Servicer's Certificate shall reflect the portions of such withdrawal allocable to interest and principal, respectively, in accordance with these Standard Terms
(D) and each other item listed in Section 14.04 hereof or to provide to the Rating Agency such information as the Rating Agency reasonably requests in order to monitor the performance of the Receivables. Receivables purchased by the Servicer or repurchased by the Depositor (as the case may be) as of the last day of such Collection Period shall be identified by the Depositor account number with respect to such Receivable (as specified in Schedule A to the Agreement).

     SECTION 13.10.  ANNUAL STATEMENT AS TO COMPLIANCE; NOTICE OF DEFAULT.
(a) The Servicer shall deliver to the Trustee, on or before April 30 of each year, beginning on the first April 30 that is at least six months after the Closing Date, an Officers' Certificate, dated as of December 31 of the preceding year, stating that (i) a review of the activities of the Servicer during the preceding 12-month period (or in case of the initial such Officer's Certificate, the period from the Closing Date to and including the date of such Officer's Certificate) and of its performance under the Agreement has been made under such officer's supervision and (ii) to the best of such officer's knowledge, based on such review, the Servicer has fulfilled all its obligations under the Agreement throughout such year, or, if there has ben a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. A copy of such certificate and the Report referred to in Section 13.11 may be obtained by any Certificateholder at its own expense by a request in writing to the Trustee addressed to the Corporate Trust Office.

     (b) The Servicer shall deliver to a Responsible Officer of the Trustee, promptly after having obtained knowledge thereof, but in no event later than 5 Business Days thereafter, written notice in an Officers' Certificate of any event which with the giving of notice or lapse of time, or both, would become an event of Default under clause (i) or (ii) of Section 19.01. The Depositor shall deliver to a Responsible Officer of the trustee, promptly after having obtained knowledge thereof, but in no event later than 5 Business Days thereafter, written notice in an Officers' Certificate of any event which with the giving of notice or lapse of time, or both, would become an Event of Default under clause
(ii) of Section 19.01.

     SECTION 13.11. ANNUAL INDEPENDENT CERTIFIED PUBLIC ACCOUNT'S REPORT. The Servicer shall cause a firm of independent certified public accountants, who may also render other services to the Servicer, to deliver to the Trustee on or before April 30 of each year concerning the 12-month period ended December 31 of such year (or shorter period since the date of Agreement), beginning on the first April 30 that is at least six months after the Closing Date, a report addressed to the Board of Directors of the Servicer and to the Trustee, to the effect that such firm has reviewed the servicing of the Receivables by the Servicer and that such review (1) included tests relating to new or used automobile, motorcycle, van and light truck loans serviced for others in accordance with the requirements of the Uniform Single Audit Program for Mortgage Bankers, to the extent the procedures in such program are applicable to the servicing obligations set forth in the Agreement, and (2) except as described in the report, disclosed no exceptions or errors in the records relating to automobile, motorcycle, van or light truck loans serviced for others that, in the firm's opinion, paragraph four of such program requires such firm to report.

     The report will also indicate that the firm is independent of the Servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.

     SECTION 13.12. ACCESS TO CERTAIN DOCUMENTATION AND INFORMATION REGARDING RECEIVABLES. The Servicer shall provide to the Certificateholders access to the Receivables Files in such cases where the Certificateholder shall be required by applicable statutes or regulations to review such documentation. Access shall be afforded without charge, but only upon reasonable request and during the normal business hours at the respective offices of the Servicer. Nothing in this Section shall affect the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors, and the failure of the Servicer to provide access to information as a result of such obligation shall not constitute a breach of this Section 13.12.

     SECTION 13.13. SERVICER EXPENSES. The Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder, including fees and disbursements of independent accountants, taxes imposed on the Servicer, and expenses incurred in connection with distributions and reports to Certificateholders.

     SECTION 13.14. REPORTS TO CERTIFICATEHOLDERS. The Trustee shall provide to any Certificateholder who so requests in writing (addressed to the Corporate Trust Office) a copy of any certificate described in Section 13.09, or the annual statement described in Section 13.10, or the annual report described in
Section 13.11. The Trustee may require the Certificateholder to pay a reasonable sum to cover the cost of the Trustee's complying with such request.


                                  ARTICLE XIV

               DISTRIBUTIONS:  STATEMENTS TO CERTIFICATEHOLDERS

     SECTION 14.01.  CERTIFICATE ACCOUNT.  The Servicer, on behalf of the
Trust, shall establish the Certificate Account with the Bank or an Eligible Bank as a segregated trust account in the name of the Trust for the benefit of Certificateholders with the Corporate Trust Office of the Trustee. The Servicer shall direct the Trustee to invest the amounts in the Certificate Account in Eligible Investments that mature not later than the Business Day prior to the next succeeding Distribution Date and to hold such Eligible Investments to maturity. The Trustee shall (i) maintain possession of any negotiable instruments or securities evidencing Eligible Investments until the time of sale or maturity and each certificated security or negotiable instrument evidencing an Eligible Investment shall be endorsed in blank or to the Trustee or registered in the name of the Trustee and (ii) cause any Eligible Investment represented by an uncertificated security to be registered in the name of the Trustee.

     SECTION 14.02. COLLECTIONS. The Servicer shall remit to the Certificate Account all payments by or on behalf of the Obligors on the Receivables and all Liquidation proceeds, both as collected during the Collection Period net of Monthly Servicing Fees and administrative fees allowed to be retained by the Servicer pursuant to Section 13.08 and net of charge backs (attributable to errors in posting, returned checks, or rights of offset for amounts that should not have been paid or that must be refunded as the result of a successful claim or defense under bankruptcy or similar laws) not later than the second Business Day following the Business Day on which such amounts are received by the Servicer. The Servicer shall remit any Advances with respect to a Collection Period to the Certificate Account by the fifth day of the calendar month following such Collection Period (the "Determination Date").

     On each Determination Date, the Servicer shall determine (a) the amount of payments on all Receivables and all Liquidation Proceeds received during such Collection Period, the Yield Supplement Amount for the related Distribution Date, the amount of Advances for such Collection Period, and the Purchase Amount for all Receivables purchased or repurchased with respect to such Collection Period which have been deposited in the Certificate Account (net of amounts required to be paid pursuant to Section 14.04(d), excluding investment income on all such amounts, and not including amounts required to be paid pursuant to Sections 12.02, 13.07, and 14.05 but not so paid) all investments earnings during such Collection Period on amounts on deposit in the Pre-Funding account (the "Available Funds"), and (b) the amount of funds necessary to make the distributions required pursuant to Sections 14.04(a) (i), (ii), (iii), (iv), (v) and (vi) on the next Distribution Date. The Servicer shall by a Servicer's Certificate notify the Trustee of such amounts by telecopy to the Corporate Trust Office at the number specified in the Agreement (or such other number as the Trustee may from time to time provide), followed promptly by mailing such notice to the Trustee at the Corporate Trust Office. The Trustee, or the Servicer on its behalf, shall (x) on each Distribution Date withdraw from the Yield Supplement Account the Yield Supplement Amount for such Distribution Date,
(y) on any Distribution Date on which there are not sufficient Available Funds to make the distributions required pursuant to Sections 14.04(a)(i), (ii),
(iii), (iv), (v) and (vi), withdraw from the Cash Collateral Account, to the extent of the Available Cash Collateral Amount, an amount equal to such deficiency and (z) promptly deposit such amount in the Certificate Account.

     SECTION 14.03. PURCHASE AMOUNTS. Not later than the fifth day of the calendar month, the Servicer or the Depositor, as the case may be, shall remit to the Certificate Account the aggregate Purchase Amount for such Collection Period pursuant to Sections 12.02 and 13.07.

     SECTION 14.04.  DISTRIBUTIONS TO PARTIES.

     (a) On each Distribution Date, the Trustee shall apply or cause to be applied the Available Funds in the Certificate Account for the prior Collection Period, plus any amounts withdrawn from the Cash Collateral Account and Pre-Funding Account pursuant to Section 14.02, to make the following distributions in the listed order of priority:

            (i) The aggregate amount of Outstanding Advances on all Receivables that became Defaulted Receivables during the prior Collection Period, to the Servicer;

            (ii) To the extent not previously distributed to the Servicer, the Monthly Servicing Fee, including any overdue Monthly Servicing Fee, to the Servicer;

            (iii) Class A Monthly Interest, including any overdue Class A Monthly Interest, to the Class A Certificateholders;

            (iv) Class B Monthly Interest, including any overdue Class B Monthly Interest, to the Class B Certificateholders;

            (v)    Class A Monthly Principal, to the Class A Certificateholders;

            (vi)   Class B Monthly Principal, to the Class B Certificateholders;

            (vii) The amount of recoveries of Advances, to the Servicer (to the extent not applied pursuant to (i) above on or prior to such Distribution Date);

            (viii) The amount of Liquidation Proceeds on Purchased Receivables purchased by the Servicer, to the Servicer;

            (ix) The amount of Liquidation Proceeds on Purchased Receivables repurchased by the Depositor, to the Depositor; and

            (x) The balance, including the Spread Amount (to the extent not applied above), for deposit into the Cash Collateral Account.

     Notwithstanding the foregoing, if the Servicer exercises the purchase option on any Distribution Date pursuant to Section 21.02, the Optional Purchase Price (and any additional amounts due in respect of accrued interest through the date of such purchase) shall be distributed to Certificateholders on such Distribution Date.

     In making such distributions the Trustee shall be entitled to rely upon (without investigation, confirmation or recalculation) all information and calculations contained in the Servicer's Certificate delivered to the Trustee pursuant to Section 13.09 hereof.

     (b) All monthly distributions shall be made by check mailed to each Certificateholder or record on the preceding Record Date at its address appearing on the Certificate Register, except that with respect to Certificates registered in the name of CEDE & Co., the nominee registrant for The Depository Trust Company, payments will be made in the form of immediately available funds. Notwithstanding the foregoing, the final payment on each Certificate shall be made only against presentation and surrender of the Certificate at the office or agency then maintained by the Trustee in accordance with Section 16.07.

     (c) On each Distribution Date, the Trustee shall remit to the Servicer all investment income earned through the last day of the preceding Collection Period on amounts held from time to time in the Certificate Account.

     (d) On each Distribution Date, if the Servicer has reported to the Trustee in the Servicer's Certificate for any Collection Period that an Obligor or an obligor's representative or successor successfully shall have asserted a claim or defense under bankruptcy law or similar laws for the protection of creditors generally (including the avoidance of a preferential transfer under bankruptcy law) that results in a liability of the Trust to such Obligor for monies previously collected and remitted to the Trustee and not otherwise netted against collections pursuant to Section 14.02, the Trustee shall make all payments in respect of such claims or defenses out of the amounts on deposit in the Certificate Account with respect to such Collection Period before making the distributions required by paragraph (a) of this Section 14.04.

     (e) If the Servicer has failed to provide the Trustee with the notice required pursuant to Sections 13.09 and 14.02, the Trustee may calculate Monthly Interest and apply funds, if any, in the Certificate Account as of the last day of the Collection Period, to make a distribution of Monthly Interest to the Certificateholders.

     (f) To the extent (i) Monthly Principal should have been paid on a prior Distribution Date but was not so paid, and (ii) such unpaid Monthly Principal has been deposited into the Certificate Account during a subsequent Collection Period, the Trustee shall distribute such unpaid Monthly Principal on the next succeeding Distribution Date as an addition to the amounts to be distributed to Certificateholders on such Distribution Date pursuant to Section 14.04(a)(iv) or
(v), as the case may be.

     SECTION 14.05  ADVANCES.  (a) As of the last day of each Collection
Period, the Servicer shall advance funds in the amount of any Interest Shortfall with respect to each Receivable, to the extent that the Servicer, at its sole discretion, determines that the Advance will be recoverable from payments by or on behalf of the Obligor, the Purchase Amount, or Liquidation Proceeds. With respect to each receivable, the advance shall increase Outstanding Advances. Outstanding Advances shall be reduced by subsequent payments by or on behalf of the Obligor, collections of Liquidation Proceeds, or payments of the Purchase Amount. The Servicer shall remit any Advances with respect to a Collection Period to the Certificate Account by the related Determination Date.

     If the Servicer shall determine that an Outstanding Advance with respect to any receivable shall not be recoverable, the Servicer shall be reimbursed from any collections made on other Receivables in the Trust, and Outstanding Advances with respect to such Receivables shall be reduced accordingly.

     SECTION 14.06. NET DEPOSITS. For so long as CTL or an Affiliate is the Servicer, CTL (or an Affiliate succeeding CTL as Servicer) (in whatever capacity) may make the remittances with respect to any Distribution Date pursuant to Section 14.02 above, net of amounts to be distributed to itself or its delegee under Section 18.06 (also in whatever capacity) pursuant to Section 14.04, if it determines pursuant to Section 14.02 that there is no deficiency in Available Funds for such Distribution Date. Nonetheless, the Servicer shall account for all of the above described amounts as if such amounts were deposited and distributed.

     SECTION 14.07. STATEMENTS TO CERTIFICATEHOLDERS. On each Distribution Date, the Trustee shall include with each distribution to the certificateholders and shall mail to the rating agency a statement, based on information in the Servicer's Certificate furnished to the Trustee by the Servicer pursuant to
Section 13.09, setting forth for the Collection Period relating to such Distribution Date the following information (which in the case of items (i), (ii), (iii), (iv) and (x) shall be based on a Certificate in a principal amount of $1,000):

          (i) the amount of the aggregate distribution that constitutes Class A Monthly Interest;

          (ii) the amount of the aggregate distribution that constitutes Class B Monthly Interest;

          (iii) the amount of the aggregate distribution that constitutes Class A Monthly Principal;

          (iv) the amount of the aggregate distribution that constitutes Class B Monthly Principal;

          (v) the Class A Principal Balance (after giving effect to any distribution of Monthly Principal made on such Distribution
                 Date) on which Class A Monthly Interest will be calculated on the next succeeding Distribution Date;

          (vi) the Class B Principal Balance (after giving effect to any distribution of Monthly Principal made on such Distribution
                 Date) on which Class A Monthly Interest will be calculated on the next succeeding Distribution Date;

          (vii)  the Class A Certificate Factor;

          (viii) the Class B Certificate Factor;

          (ix)   the remaining Available Cash Collateral Amount;

          (x)    the sum of the Monthly Servicing Fee and the Spread Amounts;

          (xi) for Distribution Dates during the Funding Period, the remaining Pre-Funded Amount; and

          (xii) for the Distribution Date on which (or immediately following the date on which) the Funding Period ends, the amount, if any, remaining in the Pre-Funded Account after the purchase of all Subsequent Receivables.

     Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of the agreement, the Trustee shall mail, to each Person who at any time during such calendar year shall have been a Certificateholder, a statement containing the sum of the amounts determined in clauses (i), (ii), (iii), (iv), and (x) for such calendar year, as applicable to such Person, or, in the event such Person shall have been a Certificateholder during a portion of such calendar year, for the applicable portion of such year, unless substantially comparable information has been provided to such certificateholder, for the purposes of such certificateholder's preparation of federal income tax returns. To the extent required by applicable law, the Servicer shall prepare or cause to be prepared and the Trustee shall sign the tax returns of the Trust Fund and shall file such returns and such of the above information with the Internal Revenue Service and furnish such information to Certificateholders as may be required by such returns.

     SECTION 14.08. YIELD SUPPLEMENT AGREEMENT: YIELD SUPPLEMENT ACCOUNT. On or before the Closing Date, the Trustee shall establish and maintain a segregated trust account in the corporate trust department of the Bank or an Eligible Bank referred to herein as the "Yield Supplement Account." The Depositor shall deposit an amount equal to the Total Yield Supplement Account on or before the Closing Date. The Yield Supplement Account shall be maintained in the name of the Trustee as Trustee for the Certificateholders. The Yield Supplement Account and any amounts on deposit therein shall be part of the Trust and shall be for the benefit of the Certificateholders and the Servicer, as their respective interest may appear herein; provided, however, that the
                                             --------  -------
interest of the Servicer shall be subordinated to the interest of the Certificateholders as provided herein. On each Distribution Date, the Trustee shall distribute to the Servicer any investment earnings on amounts in the Yield Supplement Account received by the Trustee prior to such day and withdraw and apply the Yield Supplement Amount as provided in Section 14.02. Upon the termination of the Trust, the Trustee shall distribute any amounts remaining in the Yield Supplement Account to the Servicer. Funds on deposit in the Yield Supplement Account shall be invested in Eligible Investments in the same manner and subject to the same requirements and limitations as the investment of funds in the Certificate Account pursuant to Section 14.01, including the limitation that Eligible Investments mature not later than the Business Day prior to the next succeeding Distribution Date; provided, however, that such limitation shall
                                   --------  -------
apply only with respect to Eligible Investments in an amount equal to the Yield Supplemental Amount for such Distribution Date. For purposes of determining the availability of funds or the balance in the Yield Supplement Account for any reason, investment earnings on such funds shall not be deemed to be available or on deposit in the Yield Supplement Account.

     SECTION 14.09. PAYAHEAD ACCOUNT. The Servicer shall establish the Payahead Account in the name of the Trustee on behalf of the Obligors. The Payahead Account shall be a segregated interest bearing trust account established with the Trustee, an Eligible Bank or the Bank. Amounts in the Payahead Account shall be invested in Eligible Investments that mature not later than the Distribution Date next succeeding such investment. The Payahead Account is not property of the Trust. Investment income or interest earned on the Payahead Account shall be remitted to the Servicer at least monthly, or as frequently as the Servicer may reasonably request. On or prior to each Distribution Date, the Servicer shall transfer or the Trustee (as instructed in the Servicer's Certificate) shall transfer (a) from the Collection Account to the Payahead Account, in immediately available funds, all Payaheads received by the Servicer during the Collection Period as described in Section 11.06; and (b) from the Payahead Account to the Collection Account, in immediately available funds, the aggregate amount of previously deposited Payaheads to be applied to Scheduled Payments on Precomputed Receivables for the related Collection Period or prepayments for the related Collection Period, pursuant to Section 11.06, each in the amounts set forth in the Servicer's Certificate delivered on the related Determination Date. A single, net transfer between the Payahead Account and the Collection Account may be made. Any amount deposited in the Payahead Account shall not constitute Available Funds under Section 14.02.

     SECTION 14.10. PRE-FUNDING ACCOUNT. (a) On or before the Closing Date, the Trustee shall establish and maintain a segregated trust account in the corporate trust department of the Bank or of an Eligible Bank referred to herein as the "Pre-Funding Account." The Depositor shall deposit an amount equal to the Initial Pre-Funded Amount into the Pre-Funding Account on or before the Closing Date. The Pre-Funding Account shall be maintained in the name of the Trustee as trustee for the Certificateholders.

     Funds on deposit in the Pre-Funding Account shall be invested in Eligible Investments in the same manner and subject to the same limitation as the investment of funds in the Certificate Account pursuant to Section 14.01, including the limitation that Eligible Investments mature not later than the Business Day prior to the next succeeding Distribution Date; provided, however, that such limitation shall apply only with respect to Eligible Investments in an amount equal to the amount required to be distributed from such Pre-Funding Account on such Distribution Date.

     The Pre-Funding Account and any amounts on deposit therein shall be part of the Trust and shall be for the benefit of the Certificateholders and the Servicer, as their respective interests may appear herein; provided, however, that the interest of the Servicer shall be subordinated to the interests of the Certificateholders as provided herein.

     (b) On the Closing Date, the Sellers will deposit the Initial Pre-Funded Amount in the Pre-Funding Account. On each Subsequent Transfer Date, the Servicer shall instruct the Trustee to withdraw from the Pre-Funding Account an amount equal to the Principal Balance of the Subsequent Receivables transferred to the Trust on such Subsequent Transfer Date and to distribute such amount to or upon the order of the Depositors upon satisfaction of the conditions set forth in this Agreement with respect to such transfer.

     (c) If (1) the Pre-Funded Amount has not been reduced to zero on the Distribution Date on which the Funding Period ends (or, if the Funding Period does not end on a Distribution Date, on the first Distribution Date following the end of the Funding Period) or (2) the Pre-Funded Amount has been reduced to $100,000 or less on any Determination Date, in either case after giving effect to any reductions in the Pre-Funded Amount on such Distribution Date or

Determination Date pursuant to paragraph (b) above, the Servicer shall instruct the Trustee to withdraw any remaining amounts from the Pre-Funding Account and to deposit such amounts to the Distribution Account for distribution as principal of the Receivables on such Distribution Date.

     (d) The Class A Certificateholders will be redeemed in part on the Distribution Date on or immediately following the last day of the Funding Period in the event that any amount remains on deposit in the Pre-Funding Account after giving effect to the purchase on such date. The aggregate principal amount of the Class A Certificates to be redeemed will be an amount equal to the amount on deposit in the Pre-Funding Account.


                                  ARTICLE XV

                              CREDIT ENHANCEMENT

     SECTION 15.01.  SUBORDINATION.  The rights of the Class B
Certificateholders to receive distributions in respect to the Class B Certificates on any Distribution Date shall be subordinated to the rights of the Class A Certificateholders to receive distributions in respect of the Class A Certificates to the extent described in Section 14.04.

     SECTION 15.02.  CASH COLLATERAL ACCOUNT.

     (a) On or prior to the Closing Date, the Trustee shall establish and maintain a segregated trust account in the corporate trust department of either the Bank or of an Eligible Bank referred to herein as the "Cash Collateral Account." The Depositor shall deposit an amount equal to the Initial Cash Collateral Amount, if any, into the Cash Collateral Account on or before the Closing Date. The Cash Collateral Account shall be maintained in the name of the Trustee as trustee for the Certificateholders. The Cash Collateral Account and any amounts on deposit therein shall be part of the Trust and shall be for the benefit of the Certificateholders and CTL, as their respective interests may appear herein; provided, however, that the interest of CTL shall be subordinated
               --------  -------
to the interests of the Certificateholders as provided herein.

     (b) Funds on deposit in the Cash Collateral Account shall be invested in Eligible Investments in the same manner and subject to the same requirements and limitations as the investment of funds in the Certificate Account pursuant to
Section 14.01, including the limitation that Eligible Investments mature not later than the Business Day prior to the next succeeding Distribution Date; provided, however, no such limitation on the maturity of Eligible Investments
--------  -------
shall apply if the Trust obtains the benefit of a liquidity facility or similar arrangement with respect to funds in the Cash Collateral Account (a "Cash Collateral Account Facility") and Standard & Poor's and Moody's confirm in writing that the rating of the Certificates will not be lowered or withdrawn as a result of eliminating or modifying the limitation on the maturity of Permitted Investments in respect of the Cash Collateral Account. For purposes of determining the availability of funds or the balance in the Cash Collateral Account for any reason under this

Agreement, investment earnings on such funds shall be deemed to be available or on deposit only to the extent that the aggregate of such amounts, plus the funds on deposit in the Cash Collateral Account, do not exceed the Required Cash Collateral Account.

     (c) If on any Distribution Date the amount of Available Funds is insufficient to make the distributions required by Section 14.04(a)(i), (ii),
(iii), (iv), (v), (vi) and (vii), the Trustee shall withdraw or cause to be withdrawn from the Cash Collateral Account and deposited in the Certificate Account the lesser of (i) the entire Available Cash Collateral Amount and (ii) the amount necessary to make up such deficiency.

     (d)    On each Distribution Date, all distributions made pursuant to
Section 14.04(a) (x) shall be deposited into the Cash Collateral Account.

     (e) If the amount on deposit in the Cash Collateral Account, after giving effect to the distributions set forth in Section 14.04 is greater than the Required Cash Collateral Amount on such Distribution Date, the amount of such excess shall be distributed to CTL. Amounts properly distributed to CTL pursuant to this Section, either directly without deposit in the Cash Collateral Account or from excess amounts in the Cash Collateral Account shall be deemed released from the security interest of the Trustee.

     (f) Upon the termination of this Agreement, amounts remaining in the Cash Collateral Account shall be distributed to CTL and such amounts shall not be subject to any claims or rights of the Certificateholders.


                                  ARTICLE XVI

                               THE CERTIFICATES

     SECTION 16.01. THE CERTIFICATES. The Certificates shall be issued in denominations of $1,000 and integral multiples thereof; provided, however, that
                                                        --------  -------
one of each Class A Certificate and Class B Certificate may be issued in a denomination that represents any residual amount and that such Certificate shall be retained by the Depositor. The Certificates shall be executed on behalf of the Trust by manual or facsimile signature of a Responsible Officer of the Trustee. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Trust, shall be valid and binding obligations of the Trust, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the authentication and deliver of such Certificates or did not hold such offices at the date of such Certificates.

     SECTION 16.02. AUTHENTICATION OF CERTIFICATES. The Trustee shall cause the Certificates to be executed on behalf of the Trust, authenticated, and delivered to or upon the written order of the Depositor, signed by its chairman of the board, its president, or any vice president, without further corporate action by the Depositor, in authorized denominations, pursuant to the Agreement. No Certificate shall entitle its holder to any benefit under the Agreement, or shall be valid for any purpose, unless there shall appear on such Certificate a certificate of authentication, substantially as set forth in the forms of Certificate attached as Exhibits to the Agreement, executed by a Responsible Officer of the Trustee by manual signature; such authentication shall constitute conclusive evidence that such Certificate shall have been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

     SECTION 16.03. REGISTRATION OF TRANSFER AND EXCHANGE OF CERTIFICATES. The Certificate Registrar shall keep or cause to be kept, at the office or agency maintained pursuant to Section 16.07, a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee shall be the initial Certificate Registrar.

     Upon surrender for registration of transfer of any Certificate at the Corporate Trust Office, the Trustee shall execute, authenticate, and deliver, in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate amount dated the date of authentication by the Trustee. At the option of a Holder, Certificates may be exchanged for other Certificates of authorized denominations of a like aggregate amount upon surrender of the Certificates to be exchanged at the Corporate Trust Office.

     Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder or his attorney duly authorized in writing. Each Certificate surrendered for registration of transfer and exchange shall be cancelled and subsequently destroyed by the Trustee.

     No service charge shall be made for any registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

     SECTION 16.04.  MUTILATED, DESTROYED, LOST, OR STOLEN CERTIFICATES.  If
(a) any mutilated Certificate shall be surrendered to the Certificate Registrar, or if the Certificate Registrant shall receive evidence to its satisfaction of the destruction, loss, or theft of any Certificate and (b) there shall be delivered to the Certificate Registrar or the Trustee such security or indemnity as may be required by them to save each of them harmless, then in the absence of notice that such Certificate shall have been acquired by a bona fide purchaser, the Trustee on behalf of the Trust shall execute and the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost, or stolen Certificate, a new Certificate of like tenor and denomination. In connection with the issuance of any new Certificate under this
Section 16.04, the Trustee and the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Any duplicate Certificate issued pursuant to this Section 16.04 shall constitute conclusive evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen, or destroyed Certificate shall be found at any time.

     SECTION 16.05. PERSONS DEEMED OWNERS. Prior to registration of transfer, the Trustee or the Certificate Registrar may treat the Person in whose name any Certificate shall be registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 14.04 and for all other purposes whatsoever, and neither the Trustee nor the Certificate Registrar shall be bound by any notice to the contrary.

     SECTION 16.06. ACCESS TO AGREEMENT AND LIST OF CERTIFICATEHOLDERS' NAMES AND ADDRESSES. The Trustee shall furnish or cause to be furnished to the Servicer, within 15 days after receipt by the Trustee of a request therefor from the Servicer in writing, a list, in such form as the Servicer may reasonably require, of the names and addresses of the Certificateholders as of the most recent Record Date. If three or more Certificateholders, or one or more Holders of Certificates aggregating not less than 25% of the Certificate Principal Balance, apply in writing to the Trustee, and such application states that the applicants desire to communicate with other Certificateholders with respect to their rights under the Agreement or under the Certificates and such application shall be accompanied by a copy of the communication that such applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such applications, afford such applicants access during normal business hours to the current list of Certificateholders. The Trustee shall also allow any Certificateholder, upon request, to examine a copy of the Agreement at its Corporate Trust Office during regular business hours. Each Holder, by receiving and holding a Certificate, shall be deemed to have agreed to hold neither the Servicer nor the Trustee accountable by reason of the disclosure of its name and address, regardless of the source from which such information was derived.

     SECTION 16.07. MAINTENANCE OF OFFICE OR AGENCY. The Trustee shall maintain in the Borough of Manhattan, The City of New York, an office or offices or agency or agencies where Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Trustee in respect of the Certificates and the Agreement may be served. The Trustee initially designates the Corporate Trust Office as specified in the agreement as its office for such purposes. The Trustee shall give prompt written notice to the Servicer and to Certificateholders of any change in the location of the Certificate Register or any such office or agency.

     SECTION 16.08. BOOK-ENTRY CERTIFICATES. The Certificates, upon original issuance, shall be issued in the form of one or more typewritten Certificates representing the Book-Entry Certificates, to be delivered to The Depository Trust Company, the initial Clearing Agency, by, or on behalf of, the Depositor. The Certificates shall initially be registered on the Certificate Register in the name of CEDE & Co., the nominee of the Clearing Agency, and no Certificate Owner will receive a definitive Certificate representing such Certificate interest in the Certificates, except as provided in Section 16.10. Unless and until definitive, fully registered

Certificates ("Definitive Certificates") have been issued to Certificate Owners pursuant to Section 16:10:

            (i) the provisions of this Section 16.08 shall be in full force and effect;

            (ii) the Depositor, the Servicer and the Trustee may deal with the Clearing Agency and the Clearing Agency Participants for all purposes (including the making of distributions on the Certificates) as the authorized representatives of the Certificate Owners (requests and directions from, and votes of, such representatives shall not be considered inconsistent if they are made with respect to different Certificate Owners);

            (iii) to the extent that the provisions of this Section 16.08 conflict with any other provisions of this Agreement, the provisions of this Section 16.08 shall control; and

            (iv) The rights of Certificate Owners shall be exercised only through the Clearing Agency and the Clearing Agency Participants and shall be limited to those established by law and agreements between such Certificate Owners and the Clearing Agency and/or the Clearing Agency Participants. Pursuant to the Depository Agreement, unless and until Definitive Certificates are issued pursuant to Section 16.10, the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal and interest on the Certificates to such Clearing Agency Participants.

     SECTION 16.09. NOTICES TO CLEARING AGENCY. Whenever notice or other communication to the Certificateholders is required under this Agreement, unless and until Definitive Certificates shall have been issued to Certificate Owners pursuant to Section 16.10, the Trustee shall give all such notices and communications specified herein to be given to Certificateholders to the Clearing Agency.

     SECTION 16.10. DEFINITIVE CERTIFICATES. If (i)(A) the Depositor advises the Trustee in writing that the Clearing agency is no longer willing or able to properly discharge its responsibilities under the Depository Agreement, and (B) the Trustee or the Depositor is unable to locate a qualified successor, (ii) the Depositor, at its option, advises the Trustee in writing that it elects to terminate the book-entry system through the Clearing agency or (iii) after the occurrence of an Event of Default, Certificate Owners representing beneficial interests aggregating not less than 50% of the Certificate Principal Balance advise the Trustee and the Clearing Agency in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of the Certificate Owners, the Trustee shall notify the Clearing Agency of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners requesting the same. Upon surrender to the Trustee of the Certificates by the Clearing Agency, accompanied by registration instructions from the Clearing

Agency for registration, the Trustee shall issue the Definitive Certificates. Neither the Depositor nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates all references herein to obligations imposed on or to be performed by the Clearing Agency shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Certificates and the Trustee shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.


                                 ARTICLE XVII

                                 THE DEPOSITOR

     SECTION 17.01. REPRESENTATIONS OF DEPOSITOR. The Depositor makes the following representations on which the Trustee relies in accepting the Receivables in trust and executing and authenticating the Certificates. The representations speak as of the execution and delivery of the Agreement and shall survive the sale of the Receivables to the Trustee and any subsequent assignment or transfer pursuant to Article XIV.

            (i) ORGANIZATION AND GOOD STANDING. The Depositor shall have been duly organized and shall be validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties shall be currently owned and such business is presently conducted, and had at all relevant times, and shall have, power, authority, and legal right to acquire and own the Receivables.

            (ii) DUE QUALIFICATION. The Depositor shall be duly qualified to do business as a foreign corporation in good standing, and shall have obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications, except when the failure to so qualify would not materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of, the Agreement or the Certificates.

            (iii) POWER AND AUTHORITY. The Depositor shall have the power and authority to execute and deliver the agreement and to carry out its terms, the Depositor shall have full power and authority to sell and assign the property to be sold and assigned to and deposited with the Trustee as part of the Trust and shall have duly authorized such sale and assignment to the Trustee by all necessary corporate action; and the execution, delivery, and performance of the Agreement shall have been duly authorized by the Depositor by all necessary corporate action.

            (iv) VALID SALE: BINDING OBLIGATIONS. The Agreement shall evidence a valid sale, transfer, and assignment of the Receivables, enforceable against creditors of and purchasers from the Depositor; and shall evidence a legal, valid, and binding obligation of the Depositor enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights in general and by general principles of equity, regardless of whether such enforceability shall be considered in a proceeding in equity or at law.

            (v) NO VIOLATION. The consummation of the transactions contemplated by the Agreement and the fulfillment of the terms hereof shall not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a default under, the certificate of incorporation or by-laws of the Depositor, or any indenture, agreement, or other instrument to which the Depositor is a party or by which it shall be bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, or other instrument (other than the Agreement); nor violate any law or, to the best of the Depositor's knowledge, any order, rule, or regulation applicable to the Depositor of any court or of any federal or State regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Depositor or its properties.

            (vi) NO PROCEEDINGS. There are no proceedings or investigations pending, or, to the Depositor's best knowledge, threatened, before any court, regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Depositor or its properties: (A) asserting the invalidity of the Agreement or the Certificates, (B) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by the Agreement, (C) seeking any determination or ruling that might materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of, the Agreement or the Certificates, or (D) which might adversely affect the federal income tax attributes of the Certificates.

     SECTION 17.02. LIABILITY DEPOSITORY INDEMNITIES. The Depositor shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Depositor under the Agreement.

            (i) The Depositor shall indemnify, defend, and hold harmless the Trustee, its officers, directors, employees and agents and the Trust from and against any taxes that may at any time be asserted against the Trustee, its officers, directors, employees or agents or the Trust with respect to, and as of the date of, the sale of the Receivables to the Trustee or the issuance and original sale of the Certificates, including any sales, gross receipts, general corporation, tangible or intangible personal property, privilege, or license taxes (but, in the case of the Trust, not including any taxes asserted with respect to ownership of the Receivables or federal or other income taxes arising out of distributions on the Certificates) and costs and expenses in defending against the same.

            (iii) The Depositor shall indemnify, defend, and hold harmless the Trustee, its officers, directors, employees and agents from and against any loss, liability, or expense incurred by reason of (a) the Depositor's willful misfeasance, bad faith, or negligence in the performance of its duties under the Agreement, or by reason of reckless disregard of its obligations and duties under the Agreement and (b) the Depositor's violation of federal or State securities laws in connection with the registration of the sale of the Certificates.

     Indemnification under this Section 17.02 shall include, without limitation, reasonable fees and expenses of not more than one counsel and expenses of litigation. If the Depositor shall have made any indemnity payments to the Trustee pursuant to this Section and the Trustee thereafter shall collect any of such amounts from others, the Trustee, as the case may be, shall repay such amounts to the Depositor, without interest. This indemnification shall survive the termination of this Agreement.

     SECTION 17.03. MERGER OR CONSOLIDATION OF, OR ASSUMPTION OF THE OBLIGATIONS OF DEPOSITOR. Any Person (a) into which the Depositor may be merged or consolidated, (b) which may result from any merger or consolidation to which the Depositor shall be a party, or (c) which may succeed to all or substantially all of the properties and assets of the Depositor's business, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Depositor under the Agreement, shall be the successor to the Depositor hereunder without the execution or filing of any document or any further act by any of the parties to the Agreement; provided, however, that (i)
                                                    --------  -------
immediately after giving effect to such transaction, no representation or warranty made pursuant to Section 12.01 shall have been breached and no Event of Default, and no event that, after notice or lapse of time, or both, would become an Event of Default shall have happened and be continuing, (ii) the Depositor shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel each stating that such consolidation, merger, or succession and such agreement of assumption comply with this Section 17.03 and that all conditions precedent, if any, provided for in the Agreement relating to such transaction have been complied with and (iii) the Depositor shall have delivered an Opinion of Counsel either (A) stating that, in the opinion of such counsel, all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary fully to preserve and protect the interest of the Trustee in the Receivables, and reciting the details of such filings, or (B) stating that, in the opinion of such Counsel, no such action shall be necessary to preserve and protect such interest.

     SECTION 17.04. LIMITATION ON LIABILITY OF DEPOSITOR AND OTHERS. The Depositor and any director or officer or employee or agent of the Depositor may rely in good faith on the advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor shall not be under any obligation to appear in, prosecute, or defend any legal action that shall not be incidental to its obligations under the Agreement, and that in its opinion may involve it in any expense or liability.

     SECTION 17.05. DEPOSITOR MAY OWN CERTIFICATES. The Depositor and any Person controlling, controlled by, or under common control with the Depositor may in its individual or any other capacity become the owner or pledgee of Certificates with the same rights as it would have if it were not the Depositor or an affiliate thereof, except as otherwise provided in the definition of "Certificateholder", "Class A Certificateholder" and "Class B Certificateholder" specified in Section 11.01. Certificates so owned by or pledged to the Depositor or such controlling or commonly controlled Person shall have an equal and proportionate benefit under the provisions of the Agreement, without preference, priority, or distinction as among all of the Certificates.


                                 ARTICLE XVIII

                                 THE SERVICER

     SECTION 18.01. REPRESENTATIONS OF THE SERVICER. The Servicer makes the following representations on which the Trustee relies in accepting the Receivables in trust and executing and authenticating the Certificates. The representations speak as of the execution and delivery of the Agreement and shall survive the sale of the Receivables to the Trustee.

      (i) ORGANIZATION AND GOOD STANDING. The Servicer shall have been duly organized and shall be validly existing as a corporation under the laws of the State of California, with power and authority to own its properties and to conduct its business as such properties shall be currently owned and such business is presently conducted, and had at all relevant times, and shall have, power, authority, and legal right to acquire, own, sell, and service the Receivables and to hold the Receivable Files as custodian on behalf of the Trustee.

     (ii) DUE QUALIFICATION. The Servicer shall be duly qualified to do business as a foreign corporation in good standing, and shall have obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business (including the servicing of the Receivables as required by the Agreement) shall require such qualifications, except when the failure to so qualify would not materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, the Agreement or the Certificates.

     (iii) POWER AND AUTHORITY. The Servicer shall have the power and authority to execute and deliver the Agreement and to carry out its terms; and the execution, delivery, and performance of the Agreement shall have been duly authorized by the Servicer by all necessary corporate action.

     (iv) BINDING OBLIGATIONS. The Agreement shall constitute a legal, valid, and binding obligation of the Servicer enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights in general and by general principles of equity, regardless of whether such enforceability shall be considered in a proceeding in equity or at law.

     (v) NO VIOLATION. The consummation of the transactions contemplated by the Agreement and the fulfillment of the terms hereof shall not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a default under, the articles of incorporation or by-laws of the Servicer, or any indenture, agreement, or other instrument to which the Servicer is a party or by which it shall be bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, or other instrument (other than the Agreement); nor violate any law or, to the best of the Servicer's knowledge, any order, rule, or regulation applicable to the Servicer of any court or of any federal or State regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Servicer or its properties.

     (vi) NO PROCEEDINGS. There are no proceedings or investigations pending, or, to the Servicer's knowledge, threatened, before any court, regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Servicer or its properties: (A) asserting the invalidity of the Agreement or the Certificates, (B) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by the Agreement, (C) seeking any determination or ruling that might materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, the Agreement or the Certificates, or (D) which might adversely affect the federal income tax attributes of the Certificates.

     SECTION 18.02. INDEMNITIES OF SERVICER. The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Servicer under the Agreement.

     (i) The Servicer shall defend, indemnify, and hold harmless the Trustee, its officers, directors, employees and agents, the Trust and the Certificateholders from and against any and all costs, expenses, losses, damages, claims, and liabilities, arising out of or resulting from the use, ownership, or operation by the Servicer or any affiliate thereof of a Financed Vehicle.

     (ii) The Servicer shall indemnify, defend and hold harmless the Trustee, its officers, directors, employees and agents and the Trust from and against any taxes that may at any time be asserted against the Trustee, its officers, directors, employees or agents, or the Trust with respect to the transactions contemplated herein, including, without limitation, any sales, gross receipts, general corporation, tangible or intangible personal property, privilege, or license taxes (but, in the case of the Trust, not including any taxes asserted with respect to, and as of the date of, the sale of the Receivables to the Trust or the issuance and original sale of the Certificates, or asserted with respect to ownership of the Receivables, or federal or other income taxes arising out of distributions on the Certificates) and costs and expenses in defending against the same.

     (iii) The Servicer shall indemnify, and hold harmless the Trustee, its officers, directors, employees and agents, the Trust and the Certificateholders from and against any and all costs, expenses, losses, claims, damages, and liabilities to the extent that such cost, expense, loss, claim, damage, or liability arose out of, or was imposed upon the Trustee, the Trust or the Certificateholders through, the negligence, willful misfeasance, or bad faith of the Servicer in the performance of its duties under the Agreement, or by reason of reckless disregard of its obligations and duties under the Agreement.

     (iv) The Servicer shall indemnify, defend, and hold harmless the Trustee, its officers, directors, employees and agents, and the Trust from and against all costs, expenses, losses, claims, damages, and liabilities arising out of or incurred in connection with the acceptance or performance of the trusts and duties herein contained, except to the extent that such cost, expense, loss, claim, damage or liability: (a) shall be due to the willful misfeasance, bad faith, or negligence of the Trustee; (b) relates to any tax other than the taxes with respect to which either the Depositor or Servicer shall be required to indemnify the Trustee; (c) shall arise from the Trustee's breach of any of its representations or warranties set forth in Section 20.13; (d) shall be one as to which the Depositor is required to indemnify the Trustee; or (e) shall arise out of or be incurred in connection with the acceptance or performance by the Trustee of the duties of successor Servicer hereunder.

     Indemnification under this Section 18.02 shall include reasonable fees and expenses of not more than one counsel and expenses of litigation. If the Servicer shall have made any indemnity payments pursuant to this Section and the recipient thereafter collects any of such amounts from others, the recipient shall promptly repay such amounts to the Servicer, without interest. This indemnification shall survive the termination of this Agreement an the removal of the Servicer.

     SECTION 18.03. MERGER OR CONSOLIDATION OF, OR ASSUMPTION OF THE OBLIGATIONS OF, SERVICER. Any Person (a) into which the Servicer may be merged or consolidated, (b) which may result from any merger or consolidation to which the Servicer shall be a party, (c) which may succeed to all or substantially all of the properties and assets of the Servicer's indirect automobile financing or receivables servicing business or (d) that is an Affiliate, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Servicer hereunder, shall be the successor to the Servicer under the Agreement without further act on the part of any of the parties to the Agreement; provided, however, that (i) immediately after giving effect to such
           --------  -------
transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default shall have happened and be continuing, (ii) the Servicer shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section
18.03 and that all conditions precedent provided for in the Agreement relating to such transaction have been complied with and (iii) the Servicer shall have delivered an Opinion of Counsel either (A) stating that, in the opinion of such counsel, all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary fully to preserve and protect the interests of the Trustee in the Receivables, and reciting the details of such filings, or (B) stating that, in the opinion of such Counsel, no such action shall be necessary to preserve and protect such interest.

     SECTION 18.04. LIMITATION ON LIABILITY OF SERVICER AND OTHERS. Neither the Servicer nor any of the directors or officers or employees or agents of the Servicer shall be under any liability to the Trust or the Certificateholders, except as provided under the Agreement, for any action taken or for refraining from the taking of any action pursuant to the Agreement; provided, however, that
                                                         --------  -------
this provision shall not protect the Servicer or any such person against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith, or negligence in the performance of duties or by reasons of reckless disregard of obligations and duties under the Agreement. The Servicer and any director or officer or employee or agent of the Servicer may rely in good faith on any Person respecting any matters arising under the Agreement.

     Except as provided in the Agreement, the Servicer shall not be under any obligation to appear in, prosecute, or defend any legal action that shall not be incidental to its duties to service the Receivables in accordance with the Agreement (collection actions with respect to Defaulted Receivables are understood to be incidental to the Servicer's duties to service the Receivables), and that in its opinion may involve it in any expense or liability.

     SECTION 18.05. SERVICER NOT TO RESIGN. The Servicer shall not resign from its obligations and duties under the Agreement except upon determination that the performance of its duties shall no longer be permissible under applicable law or otherwise with the consent of the Trustee. Any determination described above permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. No such resignation shall become effective until the Trustee or a successor Servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with Section 19.02.

     SECTION 18.06. DELEGATION OF DUTIES. Except as provided in Section 18.03 hereof, it is understood and agreed by the parties hereto that the Servicer or the Depositor may at any time delegate any duties including duties as custodian to any Person willing to accept such delegation and to perform such duties (including any affiliate of the Servicer) in accordance with the customary procedures of the Servicer. In connection with such delegation, the Servicer or the Depositor may assign rights to the delegee or direct the payment to the delegee of benefits or amounts otherwise inuring to the benefit of, or payable to, the Depositor or the Servicer hereunder. Any such delegation shall not relieve the Servicer or the Depositor of their respective liability and responsibility with respect to such duties, and shall not constitute a resignation within Section 18.05 hereof. The Servicer shall give written notice to the Rating Agency and the Trustee of any such delegation.


                                  ARTICLE XIX

                                    DEFAULT

     SECTION 19.01. EVENTS OF DEFAULT. If any one of the following events ("Events of Default") shall occur and be continuing:

     (i) Any failure by the Service to deliver to the Trustee for distribution to Certificateholders any proceeds or payment required to be so delivered under the terms of the Certificates and the Agreement or any failure by the Servicer to deliver any Servicer's Certificates pursuant to Section 13.09 that, in either case, shall continue unremedied for a period of five Business Days (A) after written notice from either the Trustee or the Holders of Certificates evidencing not less than 25% of the Certificate Principal Balance is received by the Servicer as specified in the Agreement or (B) after discovery by an officer of the Servicer; or

     (ii) Failure on the part of the Servicer or the Depositor duly to observe or perform in any material respect any other covenants or agreements of the Servicer or the Depositor, as the case may be, set forth in the Certificates or in the Agreement, which failure shall (a) materially and adversely affect the rights of Certificateholders and
            (b) continue unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given (1) to the Servicer or the Depositor, as the case may be, by the Trustee, or (2) to the Servicer or the Depositor, as the case may be, and to the Trustee, by the Holders of Certificates evidencing not less than 25% of the Certificate Principal Balance; or

     (iii) The occurrence of an Insolvency Event with respect to the Servicer; then, and in each and every case, so long as an Event of Default shall not have been remedied, either the Trustee, or the Holders of Certificates evidencing not less than 25% of the Certificate Principal Balance, by notice then given in writing to the Servicer

            (and to the Trustee if given by the Certificateholders) may terminate all of the rights and obligations of the Servicer under the Agreement. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer under the Agreement, whether with respect to the Certificates or the Receivables or otherwise, shall, without further action, pass to and be vested in the Trustee (except that the Trustee may but shall not be required to make Advances) or such successor Servicer as may be appointed under Section 19.02 pursuant to and under this Section 19.01; and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the predecessor Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Receivables and related documents, or otherwise. The predecessor Servicer shall cooperate with the successor Servicer and the Trustee in effecting the termination of the responsibilities and rights of the predecessor Servicer under the Agreement, including the transfer to the successor Servicer of electronic records related to the Receivables in such form as the successor Servicer may reasonably request and the transfer to the successor Servicer for administration by it of all cash amounts that shall at the time be held by the predecessor Servicer for deposit, or shall thereafter be received with respect to a Receivable. All reasonable costs and expenses (including attorneys' fees) incurred in connection with transferring the Receivable Files to the successor Servicer and amending the Agreement to reflect such succession as Servicer pursuant to this Section 19.01 shall be paid by the predecessor Servicer upon presentation of reasonable documentation of such costs and expenses.

     SECTION 19.02. APPOINTMENT OF SUCCESSOR. (a) Upon the Servicer's receipt of notice of termination pursuant to Section 19.01 or the Servicer's resignation in accordance with the terms of the Agreement, the predecessor Servicer shall continue to perform its functions as Servicer under the Agreement, in the case of termination, only until the date specified in such termination notice or, if no such date is specified in a notice of termination, until receipt of such notice and, in the case of resignation, until the later of (x) the date 45 days from the delivery to the Trustee of written notice of such resignation (or written confirmation of such notice) in accordance with the terms of the Agreement and (y) the date upon which the predecessor Servicer shall become unable to act as Servicer, as specified in the notice of resignation and accompanying Opinion of Counsel. In the event of the Servicer's resignation or termination hereunder, the Trustee shall appoint a successor Servicer, and the successor Servicer shall accept its appointment by a written assumption in form acceptable to the Trustee. In the event that a successor Servicer has not been appointed at the time when the predecessor Servicer has ceased to act as Servicer in accordance with this Section 19.02, the Trustee without further action shall automatically be appointed the successor Servicer. Notwithstanding the above, the Trustee shall, if it shall be legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, any established financial institution, having a net worth of not less than $50,000,000 and whose regular business shall include the servicing of automotive receivables, as the successor to the Servicer under the Agreement and which financial institution is, in the case of appointment by the Trustee.

     (b) Upon appointment, the successor Servicer shall be the successor in all respects to the predecessor Servicer and shall be subject to all the responsibilities, duties, and liabilities arising thereafter relating thereto placed on the predecessor Servicer, and shall be entitled to the Servicing Fee and all of the rights granted to the predecessor Servicer, by the terms and provisions of the Agreement.

     (c) In connection with such appointment, the Trustee may make such arrangements for successor Servicer out of payments on Receivables it and such successor Servicer shall agree; provided, however, that no such compensation shall be in excess of that permitted the original Servicer under the Agreement. The Trustee and such successor Servicer shall take such action, consistent with the Agreement, as shall be necessary to effectuate any such succession.

     SECTION 19.03. NOTIFICATION TO CERTIFICATEHOLDERS. Upon any notice of an Event of Default or upon any termination of, or appointment of a successor to, the Servicer pursuant to this Article XIX, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register.

     SECTION 19.04. WAIVER OF PAST DEFAULTS. The Holders of Certificates evidencing not less than 51% of the Certificate Principal Balance may, on behalf of all Holders of Certificates, waive any default by the Servicer in the performance of its obligations hereunder and its consequences, except a default in making any required deposits to or payments from the Certificate Amount in accordance with the Agreement. Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of the Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon.


                                  ARTICLE XX

                                  THE TRUSTEE

     SECTION 20.01. DUTIES OF TRUSTEE. The Trustee, both prior to and after the occurrence of an Event of Default, shall undertake to perform such duties as are specifically set forth in the Agreement. If an Event of Default shall have occurred and shall not have been cured and, in the case of an Event of Default described in clause (i) of Section 19.01, the Trustee has received notice of such Event of Default pursuant to Section 13.10(b), the Trustee shall exercise such of the rights and powers vested in it by the Agreement, and shall use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs; provided,
                                                                  --------
however, that if the Trustee shall assume the duties of the Servicer pursuant to
-------
Section 19.02, the Trustee in performing such duties shall use the degree of skill and attention customarily exercised by a servicer with respect to motor vehicle receivables that it services for itself or others.

     The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee that shall be specifically required to be furnished pursuant to any provision of the Agreement, shall examine them to determine whether they conform to the requirements of the Agreement.

     No provision of the Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own bad faith; provided, however, that:
                      --------  -------

     (i) Prior to the occurrence of an Event of Default, and after the curing of all such Events of Default that may have occurred, the duties and obligations of the Trustee shall not be liable except for the performance of such duties and obligations as shall be specifically set forth in the Agreement, no implied covenants or obligations shall be read into the Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, or manifest error, the Trustee may conclusively rely on the truth of the statements and the correctness of the opinions expressed in any certificates or opinions furnished to the Trustee and conforming to the requirements of the Agreement;

     (ii) The Trustee shall not be liable for an error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee shall have been negligent in ascertaining the pertinent facts;

     (iii) The Trustee shall not be liable with respect to any action taken, suffered, or omitted to be taken in good faith in accordance with the Agreement or at the direction of the Holders of Certificates evidencing not less than 25% of the Certificate Principal Balance relating to the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under the Agreement;

     (iv) The Trustee shall not be charged with knowledge of any failure by the Servicer to comply with the obligations of the Servicer referred to in clauses (i) or (ii) of Section 19.01, or of any failure by the Depositor to comply with the obligations of the Depositor referred to in clause (ii) of Section 19.01, unless a Responsible Officer of the Trustee receives written notice of such failure (it being understood that knowledge of the Servicer or the Servicer as custodian, in its capacity as agent for the Trustee, is not attributable to the Trustee) from the Servicer of the Depositor, as the case may be, or the Holders of Certificates evidencing not less than 25% of the Certificate Principal Balance; and

     (v) Without limiting the generality of this Section or Section 20.04, the Trustee shall have no duty (A) to see to any recording, filing, or depositing of the Agreement or any agreement referred to therein or any financing statement evidencing a security interest in the Receivables or the Financed Vehicles, or to see to the maintenance of any such recording or filing or depositing or to any rerecording, refiling or redepositing of any thereof, (B) to see to any insurance of the Financed Vehicles or Obligors or to effect or maintain any such insurance, (C) to see to the payment or discharge of any tax, assessment, or other governmental charge or any Lien or encumbrance of any kind owing with respect to, assessed, or levied against, any part of the Trust, (D) to confirm or verify the contents of any reports or certificates of the Servicer delivered to the Trustee pursuant to the Agreement believed by the Trustee to be genuine and to have been signed or presented by the proper party or parties, or
            (E) to inspect the Financed Vehicles at any time or ascertain or inquire as to the performance or observance of any of the Depositor's or the Servicer's representations, warranties or covenants or the Servicer's duties and obligations as Servicer and as custodian of the Receivable Files under the Agreement.

     The Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there shall be reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability shall not be reasonably assured to it, and none of the provisions contained in the Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer under the Agreement except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers, and privileges of, the Servicer in accordance with the terms of the Agreement.

     SECTION 20.02. TRUSTEE'S CERTIFICATE. On or as soon as practicable after each Distribution Date on which Receivables shall be (i) assigned to the Depositor pursuant to Section 12.02 or deemed to be assigned to the Depositor as a result of the application of Available Funds in respect of Defaulted Receivables pursuant to Section 14.02 or (ii) assigned to the Servicer pursuant to Section 13.07 or 21.02, the Trustee shall execute a Trustee's Certificate, substantially in the form of, in the case of an assignment to the Depositor,
Exhibit 1, or, in the case of an assignment to the Servicer, Exhibit 2, based on the information contained in the Servicer's Certificate for the related Collection Period, amounts deposited to the Certificate Account, and notices received pursuant to the Agreement, identifying the Receivables repurchased or deemed to be repurchased by the Depositor pursuant to Section 12.02 or 14.02 or purchased by the Servicer pursuant to Section 13.07 or 21.02 during such Collection Period, and shall deliver such Trustee's Certificate, accompanied by a copy of the Servicer's Certificate for such Collection Period to the Depositor or the Servicer, as the case may be. The Trustee's Certificate shall be an assignment pursuant to Section 20.03.

     SECTION 20.03. TRUSTEE'S ASSIGNMENT OF PURCHASED RECEIVABLES. With respect to each Receivable repurchased by the Depositor pursuant to Section 12.02, or deemed to be so repurchased pursuant to Section 14.02 or purchased by the Servicer pursuant to Section 13.07 or 21.02, the Trustee shall assign, as of the last day of the Collection Period during which such Receivable became a Defaulted Receivable or became subject to repurchase by the Depositor or purchase by the Servicer, without recourse, representation, or warranty, to the Depositor or the Servicer (as the case may be) all the Trustee's right, title, and interest in and to such Receivables, and all security and documents relating thereto, such assignment being an assignment outright and not for security. If in any enforcement suit or legal proceeding it shall be held that the Servicer may not enforce a Receivable on the ground that it shall not be a real party in interest or a holder entitled to enforce the Receivable, the Trustee shall, at the Servicer's expense, take such steps as the Trustee deems necessary to enforce the Receivable, including bringing suit in its name or the name of the Certificateholders.

     SECTION 20.04. CERTAIN MATTERS AFFECTING THE TRUSTEE. Except as otherwise provided in Section 20.01:

     (i) The Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, Servicer's Certificate, certificate of auditors, or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal bond, or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

     (ii) The Trustee may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it under the Agreement in good faith and in accordance with such Opinion of Counsel.

     (iii) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by the Agreement, or to institute, conduct, or defend any litigation under the Agreement or in relation to the Agreement, at the request, order, or direction of any of the Certificateholders pursuant to the provisions of the Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses, and liabilities that may be incurred therein or thereby, nothing contained in the Agreement, however, shall relieve the Trustee of the obligations, upon the occurrence of an Event of Default (that shall not have been cured), to exercise such of the rights and powers vested in it by the Agreement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

     (iv) The Trustee shall not be liable for any action taken, suffered, or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by the Agreement.

     (v) Prior to the occurrence of an Event of Default and after the curing of all Events of Default that may have occurred, the Trustee shall not be bound to make any investigation into the facts of matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, or other paper or document, unless requested in writing so to do by Holders of Certificates evidencing not less than 25% of the Certificate Principal Balance; provided, however, that if the
                                           --------  -------
            payment within a reasonable time to the Trustee of the costs, expenses, or liabilities likely to be incurred by it in the making of such investigation shall be, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of the Agreement, the Trustee may require reasonable indemnity against such cost, expense, or liability as a condition to so proceeding. The reasonable expense of every such examination shall be paid by the Servicer or, if paid by the Trustee, shall be reimbursed by the Servicer upon demand. Nothing in this clause (v) shall affect the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors.

     (vi) The Trustee may execute any of the trusts or powers hereunder or perform any duties under the Agreement either directly or by or through agents or attorneys or a custodian. The Trustee shall not be responsible for any misconduct or negligence solely attributable to the acts or omissions of the Servicer in its capacity as Servicer or custodian.

     (vii) Subsequent to the sale of the Receivables by the Depositor to the Trustee, the Trustee shall have no duty of independent inquiry, except as may be required by Section 20.01, and the Trustee may rely upon the representations and warranties and covenants of the Depositor and the Servicer contained in the Agreement with respect to the Receivables and the Receivable Files.

     SECTION 20.05. TRUSTEE NOT LIABLE FOR CERTIFICATES OR RECEIVABLES. The recitals contained herein and in the Certificates (other than the certificate of authentication on the Certificates) shall be taken as the statements of the Depositor or the Servicer, as the case may be, and the Trustee assumes no responsibility for the correctness thereof. The Trustee shall make no representations as to the validity or sufficiency of the Agreement or of the Certificates (other than the certificate of authentication on the Certificates), or of any Receivable or related documents. The Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity, and enforceability of any security interest in any Financed Vehicle or any Receivable, or the perfection and priority of such a security interest or the maintenance of any such perfection and priority, or for or with respect to the efficacy of the Trust or its ability to generate the payments to be distributed to Certificateholders under the Agreement, including, without limitation; the existence, condition, location, and ownership of any Financed Vehicle; the existence and enforceability of any physical damage insurance, lender's collateral protection insurance, or credit life or disability and hospitalization insurance with respect to any Receivable; the existence and contents of any Receivable or any computer or other record thereof; the validity of the assignment of any Receivable; the performance or enforcement of any Receivable; the compliance by the Depositor or the Servicer with any warranty or representation made under the Agreement or in any related document and the accuracy of any such warranty or representation prior to the Trustee's receipt of notice or other discovery of any noncompliance therewith or any breach thereof; any investment of monies by the Servicer or any loss resulting therefrom (it being understood that the Trustee shall remain responsible for any Trust property that it may hold); the acts or omissions of the Depositor, the Servicer, or any Obligor; an action of the Servicer taken in the name of the Trustee; or any action by the Trustee taken at the instruction of the Servicer; provided, however, that the foregoing shall not relieve the
                 --------  -------
Trustee of its obligation to perform its duties under the Agreement. Except with respect to a claim based on the failure of the Trustee to perform its duties under the Agreement or based on the Trustee's negligence or willful misconduct, no recourse shall be had for any claim based on any provision of the Agreement, the Certificates, or any Receivable or assignment thereof against the Trustee in its individual capacity, the Trustee shall not have any personal obligation, liability, or duty whatsoever to any Certificateholder or any other Person with respect to any such claim, and any such claim shall be asserted solely against the Trust or any indemnitor who shall furnish indemnity as provided in the Agreement. The Trustee shall not be accountable for the use or application by the Depositor of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor or the Servicer in respect of the Receivables.

     SECTION 20.06. TRUSTEE MAY OWN CERTIFICATES. The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if it were not Trustee.

     SECTION 20.07. TRUSTEE'S FEES AND EXPENSES. The Depositor shall pay to the Trustee, and the Trustee shall be entitled to, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trusts created by the Agreement and in the exercise and performance of any of the Trustee's powers and duties under the Agreement, and the Depositor shall pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements, and advances (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) incurred or made by the Trustee in accordance with any provisions of the Agreement, except any such expense, disbursement, or advance as may be attributable to its willful misfeasance, negligence, or bad faith, and the Depositor shall indemnify the Trustee for and hold it harmless against any loss, liability, or expense incurred without willful misfeasance, negligence, or bad faith on its part, arising out of or in connection with the acceptance or administration of the Trust, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties under the Agreement. Additionally, the Depositor, pursuant to Section 17.02, and the Servicer, pursuant to Section 18.02, respectively, shall indemnify the Trustee with respect to certain matters, and Certificateholders, pursuant to Section 20.04, shall, upon the circumstances therein set forth, indemnify the Trustee under certain circumstances.

     SECTION 20.08. ELIGIBILITY REQUIREMENTS FOR TRUSTEE. The Trustee under the Agreement shall at all times be a corporation having an office in the same State as the location of the Corporate Trust Office as specified in the Agreement; and organized and doing business under the laws of such State or the United States of America; authorized under such laws to exercise corporate trust powers; and having a net worth of at least $50,000,000 and subject to supervision or examination by federal or State authorities and the long-term unsecured debt of which is rated at least Baa3 or which is approved by each Rating Agency. If such corporation shall publish reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section 20.08, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 20.08, the Trustee shall resign immediately in the manner and with the effect specified in Section 20.09.

     SECTION 20.09. RESIGNATION OR REMOVAL OF TRUSTEE. The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Servicer. Upon receiving such notice of resignation, the Servicer shall promptly appoint a successor Trustee, by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor Trustee. If no successor Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 20.08 and shall fail to resign after written request therefor by the Servicer, or if at any time the Trustee shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation, or liquidation, then the Servicer may remove the Trustee. If it shall remove the Trustee under the authority of the immediately preceding sentence, the Servicer shall promptly appoint a successor Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor Trustee.

     Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section 20.09 shall not become effective until acceptance of appointment by the successor Trustee pursuant to
Section 20.10.

     SECTION 20.10. SUCCESSOR TRUSTEE. Any successor Trustee appointed pursuant to Section 20.09 shall execute, acknowledge, and deliver to the Servicer and to its predecessor Trustee an instrument accepting such appointment under the Agreement, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed, or conveyance, shall become fully vested with all the rights, powers, duties, and obligations of its predecessor under the Agreement, with like effect as if originally named as Trustee. The predecessor Trustee shall deliver to the successor Trustee all documents and statements held by it under the Agreement; and the Servicer and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Trustee all such rights, powers, duties, and obligations.

     No successor Trustee shall accept appointment as provided in this Section
20.10 unless at the time of such acceptance such successor Trustee shall be eligible pursuant to Section 20.08.

     Upon acceptance of appointment by a successor Trustee pursuant to this
Section 20.10, the Servicer shall mail notice of the successor of such Trustee under the Agreement to all Holders of Certificates at their addresses as shown in the Certificate Register. If the Servicer shall fail to mail such notice within 10 days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be mailed at the expense of the Servicer.

     SECTION 20.11. MERGER OR CONSOLIDATION OF TRUSTEE. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion, or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be eligible pursuant to Section 20.08, without the execution or filing of any instrument or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

     SECTION 20.12. APPOINTMENT OF CO-TRUSTEE OR SEPARATE TRUSTEE. Notwithstanding any other provisions of the Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust or any Financed Vehicle may at the time be located, the Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person, in such capacity and for the benefit of the Certificateholders, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section 20.12, such powers, duties, obligations, rights, and trusts as the Servicer and the Trustee may consider necessary or desirable. If the Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in the case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee under the Agreement shall be required to meet the terms of eligibility as a successor Trustee pursuant to Section 20.08 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required pursuant to Section 20.10.

     Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

     (i) All rights, powers, duties, and obligations conferred or imposed upon the Trustee shall be conferred upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee under the Agreement or as successor to the Servicer under the Agreement), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties, and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

     (ii) No trustee under the Agreement shall be personally liable by reason of any act or omission of any other trustee under the Agreement; and

     (iii) The Servicer and the Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

     Any notice, request, or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to the Agreement and the conditions of this Article XX. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of the Agreement, specifically including every provision of the Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Each such instrument shall be filed with the Trustee and a copy thereof given to the Servicer.

     Any separate trustee or co-trustee may at any time appoint the Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of the Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign, or be removed, all of its estates, properties, rights, remedies, and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

     SECTION 20.13. REPRESENTATIONS AND WARRANTIES OF TRUSTEE. The Trustee shall make the following representations and warranties on which the Depositor and Certificateholders may rely:

     (i) ORGANIZATION AND EXISTENCE. The Trustee is a New York banking corporation duly organized and validly existing under the laws of the State of New York and authorized to engage in a banking and trust business under such laws.

     (ii) POWER AND AUTHORITY. The Trustee has full power, authority, and legal right to execute, deliver, and perform the Agreement, and shall have taken all necessary action to authorize the execution, delivery, and performance by it of the Agreement.

     (iii) DULY EXECUTED. The Agreement shall have been duly executed and delivered by the Trustee and shall constitute the legal, valid, and binding agreement of the Trustee, enforceable in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, liquidation, reorganization, moratorium, conservatorship, receivership or other similar laws now or hereinafter in effect relating to the enforcement of creditors' rights in general, as such laws would apply in the event of a bankruptcy, insolvency, liquidation, reorganization, moratorium, conservatorship, receivership or similar occurrence affecting the Trustee, and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) as well as concepts of reasonableness, good faith and fair dealing.


                                  ARTICLE XXI

                                  TERMINATION

     SECTION 21.01. TERMINATION OF THE TRUST. The respective obligations and responsibilities of the Depositor, the Servicer and the Trustee created hereby and the Trust created by the Agreement shall terminate upon (i) the purchase as of the last day of any Collection Period by the Servicer at its option, pursuant to Section 21.02, of the corpus of the Trust or (ii) the payment to Certificateholders of all amounts required to be paid to them pursuant to the Agreement and the disposition of all property held as part of the Trust; provided, however, that in no event shall the trust created by the Agreement
--------  -------
continue beyond the expiration of 21 years from the date as of which the Agreement is executed. The Servicer shall promptly notify the Trustee of any prospective termination pursuant to this Section 21.01.

     Notice of any termination, specifying the Distribution Date upon which the Certificateholders may surrender their Certificates to the Trustee for payment of the final distribution and cancellation, shall be given promptly by the Trustee by letter to Certificateholders mailed not earlier than the 10th day and not later than the 20th day of the month next preceding the specified Distribution Date stating (A) the Distribution Date upon which final payment of the Certificates shall be made upon presentation and surrender of the Certificates at the office of the Trustee therein designated, (B) the amount of any such final payment, and (C) if applicable, that the Record Date otherwise applicable to such Distribution Date is not applicable, that the Record

Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Trustee therein specified. The Trustee shall give such notice to the Certificate Registrar (if other than the Trustee) at the time such notice is given to Certificateholders. Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to Certificateholders amounts distributable on such Distribution Date pursuant to Section 14.04.

     In the event that all of the Certificateholders shall not surrender their Certificates for cancellation within six months after the date specified in the above-mentioned written notice, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice all the Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid of the funds and other assets that shall remain subject to the Agreement. Any funds remaining in the Trust after exhaustion of such remedies shall, upon notice to the Trustee, be distributed by the Trustee to the _____________ [BAY VIEW TO COMPLETE] or its successor, and upon such distribution the Certificateholders' rights to any amounts so distributed will be extinguished.

     SECTION 21.02. OPTIONAL PURCHASE OF ALL RECEIVABLES. On the last day of any Collection Period following which the Certificate Principal Balance as of the related Distribution Date is less than or equal to 10% of the Original Pool Balance, the Servicer shall have the option to purchase the corpus of the Trust. To exercise such option, the Servicer shall deposit in the Certificate Account an amount equal to the Certificate Principal Balance on the preceding Distribution Date (after giving effect to any payment of Monthly Principal made on such Distribution Date) (the "Optional Purchase Price"). In addition, the Servicer shall deposit any amount necessary in order to provide for the payment to Certificateholders of accrued interest (at the applicable Pass-Through Rate) on the Certificate Principal Balance through the date of such purchase. Notwithstanding the foregoing provisions of this Section 21.02, the Servicer may not effect any such purchase unless the Trustee shall have received an Opinion of Counsel acceptable to it that such purchase does not constitute a fraudulent conveyance. Such price shall be deposited to the Certificate Account in immediately available funds by 12:00 noon, New York City time, on the Distribution Date and, upon notice to the Trustee of such deposit, the Trustee shall release the Receivables and the Receivable Files to the Servicer, whereupon the Certificates shall no longer evidence any right or interest in the Receivables or any proceeds thereof. The Servicer may assign its purchase option under this Section 21.02 to any Person prior to the exercise thereof; provided that written notice of any such assignment shall be provided to the
--------
Trustee.


                                 ARTICLE XXII

                           MISCELLANEOUS PROVISIONS

     SECTION 22.01. AMENDMENT. The Agreement may be amended by the Depositor, the Servicer and the Trustee, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions in the Agreement, or to add any other provisions with respect to matters or questions arising under the Agreement that shall not be inconsistent with the provisions of the Agreement; provided, however, that such action shall
                                      --------  -------
not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder.

     The Agreement may also be amended from time to time by the Depositor, the Servicer, and the Trustee with the consent of the Holders of Certificates evidencing not less than 51% of the Certificate Principal Balance for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement, or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall,
                             --------  -------
without the consent of the Holders of all Certificates then outstanding, reduce the aforesaid percentage required to consent to any such amendment. In no case may any such amendment increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or distributions that shall be required to be made on any Certificate.

     Notwithstanding anything to the contrary in this Agreement, no Opinion of Counsel or consent of Certificateholders shall be required in connection with any amendment of the Agreement to provide for a Cash Collateral Account Facility; provided that prior to the effectiveness of any such amendment S&P and Moody's shall confirm in writing that the rating of the Certificates will not be lowered or withdrawn as a result of such amendment.

     Promptly after the execution of any amendment or consent, the Trustee shall furnish written notification of the substance of such amendment or consent to each Certificateholder.

     It shall not be necessary for the consent of Certificateholders pursuant to this Section 22.01 to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable requirements as the Trustee may prescribe.

     Prior to the execution of an amendment to the Agreement, the Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by the Agreement and the Opinion of Counsel referred to in Section 22.02(i)(1). The Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee's own rights, duties, or immunities under the Agreement.

     SECTION 22.02.  PROTECTION OF TITLE TO TRUST.

     (a) The Depositor shall execute and file such financing statements and cause to be executed and filed such continuation statements, all in such manner and in such places as may be required by law fully to preserve, maintain, and protect the interest of the Certificateholders and the Trustee under the Agreement in the Receivables and in the proceeds thereof. The Depositor shall deliver (or cause to be delivered) to the Trustee file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

     (b) Neither the Depositor nor the Servicer shall change its name, identity, or corporate structure in any manner that would, could, or might make any financing statement or continuation statement filed by the Depositor in accordance with paragraph (a) above seriously misleading within the meaning of
(S) 9-402(7) of the UCC, unless it shall have given the Trustee at least 60 days' prior written notice thereof.

     (c) The Depositor and the Servicer shall give the Trustee at least 60 days' prior written notice of any relocation of its principal executive office if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement (in which case the Servicer shall file or cause to be filed such amendment or continuation statement or new financing statement). The Servicer shall at all times maintain each office from which it shall service Receivables, and its principal executive office, within the United States of America.

     (d) The Servicer shall maintain accounts and records as to each Receivable accurately and in sufficient detail to permit (i) the reader thereof to know at any time the status of such Receivable, including payments and recoveries made and payments owing (and the nature of each) and (ii) reconciliation between payments or recoveries on (or with respect to) each Receivable and the amounts from time to time deposited in the Certificate Account in respect of such Receivable.

     (e) The Servicer shall maintain its computer systems so that, from and after the time of sale under the Agreement of the Receivables to the Trustee, the Servicer's master computer records (including any back-up archives) that refer to a Receivable shall indicate clearly with reference to the particular grantor trust that such Receivable shall be deleted from or modified on the Servicer's computer systems when, and only when, the Receivable shall have been paid in full or repurchased.

     (f) If at any time the Depositor or the Servicer shall propose to sell, grant a security interest in, or otherwise transfer any interest in motor vehicle receivables to any prospective purchaser, lender, or other transferee, the Servicer shall give to such prospective purchaser, lender, or other transferee computer tapes, records, or print-outs (including any restored from back-up archives) that, if they shall refer in any manner whatsoever to any Receivable, shall indicate clearly that such Receivable has been sold and is owned by the Trustee.

     (g) The Servicer shall permit the Trustee and its agents at any time during normal business hours to inspect, audit, and make copies of and abstracts from the Servicer's records regarding any Receivable.

     (h) Upon request, the Servicer shall furnish to the Trustee, within five Business Days, a list of all Receivables (by contract number and name of Obligor) then held as part of the Trust, together with a reconciliation of such list to the Schedule of Receivables and to each of the Servicer's Certificates furnished before such request indicating removal of Receivables from the Trust.

     (i) The Servicer shall deliver to the Trustee:

               (1) promptly after the execution and delivery of the Agreement and of each amendment thereto, and after the delivery of Subsequent Receivables, an Opinion of Counsel either (a) stating that, in the opinion of such counsel, all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Trustee in the Initial Receivables or Subsequent Receivables as the case may be and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (b) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest; and

               (2) within 90 days after the beginning of each calendar year beginning with the first calendar year beginning more than three months after the Cutoff Date, an Opinion of Counsel, dated as of a date during such 90-day period, either (a) stating that, in the opinion of such counsel, all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Trustee in the Receivables, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (b) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest.

     SECTION 22.03. LIMITATION ON RIGHTS OF CERTIFICATEHOLDERS. The death or incapacity of any Certificateholder shall not operate to terminate the Agreement or the Trust, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations, and liabilities of the parties to the Agreement or any of them.

     No Certificateholder shall have any right to vote (except as provided in Section 19.04, 22.01 or 22.07) or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties to the Agreement, nor shall anything in the Agreement set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken pursuant to any provision of the Agreement.

     No Certificateholder shall have any right by virtue or by availing itself of any provisions of the Agreement to institute any suit, action, or proceeding in equity or at law upon or under or with respect to the Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates evidencing not less than 25% of the Certificate Principal Balance shall have made written request upon the Trustee to institute such action, suit, or proceeding in its own name as Trustee under the Agreement and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses, and liabilities to be incurred therein or thereby, and the Trustee, for 30 days after its receipt of such notice, request, and offer of indemnity, shall have neglected or refused to institute any such action, suit, or proceeding and during such 30-day period no direction inconsistent with such written request has been given to the Trustee pursuant to
Section 19.04; no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of the Agreement to affect, disturb, or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any such Holder, or to enforce any right, under the Agreement except in the manner provided in the Agreement and for the equal, ratable, and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 22.03, each Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

     SECTION 22.04. GOVERNING LAW. The Agreement shall be construed in accordance with the laws of the State of New York applicable to agreements made and to be performed within the State of New York, and the obligations, rights, and remedies of the parties under the Agreement shall be determined in accordance with such laws.

     SECTION 22.05. NOTICES. All demands, notices, and communications under the Agreement shall be in writing, personally delivered, sent by facsimile to, sent by courier to or mailed by certified mail, return receipt requested, and shall be deemed to have been duly given unless otherwise provided herein, upon receipt (a) in the case of the Depositor to the agent for service as specified in the Agreement, at the following address: Bay View Securitization Corporation, 2121 South El Camino Real, San Mateo, California 94403, or at such other address as shall be designated by the Depositor in a written notice to the Servicer or Trustee; (b) in the case of the Servicer to the agent for service as specified in the Agreement, at the following address, California Thrift & Loan, 818 Oakpark Road, Covina, California 91724, (c) in the case of the Trustee, at the Corporate Trust Office. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register unless otherwise provided herein. Unless otherwise provided herein, any notice so mailed within the time prescribed in the Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder shall receive such notice.

     SECTION 22.06. SEVERABILITY OF PROVISIONS. If any one or more of the covenants, agreements, provisions, or terms of the Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions, or terms of the Agreement and shall in no way affect the validity or enforceability of the other provisions of the Agreement or of the Certificates or the rights of the Holders thereof.

     SECTION 22.07. ASSIGNMENT. Notwithstanding anything to the contrary contained herein, except as provided below or in Sections 17.03 and 18.03 and as provided in the provisions of the Agreement concerning the resignation of the Servicer, the Agreement may not be assigned by the Depositor or the Servicer without the prior written consent of the Trustee, and the Holders of Certificates not less than 66% of the Certificate Principal Balance; provided,
                                                                     --------
that, notwithstanding the foregoing, CTL may direct or irrevocably assign payments to which it is entitled under Article XV hereof to Depositor or another wholly-owned subsidiary of Bay View Capital Corporation, upon written notice to the Trustee.

     SECTION 22.08.  CERTIFICATES NONASSESSABLE AND FULLY PAID.
Certificateholders shall not be personally liable for obligations of the Trust. The interests represented by the Certificates shall be nonassessable for any losses or expenses of the Trust or for any reason whatsoever, and, upon authentication thereof by the Trustee pursuant to Section 16.02, Certificates shall be deemed fully paid.

     SECTION 22.09. COUNTERPARTS. For the purpose of facilitating the execution of the Agreement and for other purposes, the Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument.

                                 *   *   *   *

                                                                       EXHIBIT 1



                             TRUSTEE'S CERTIFICATE
                           PURSUANT TO SECTION 20.03
                          OF THE POOLING AND SERVICING
                                   AGREEMENT



     _____________________, as trustee (the "Trustee") of the Bay View 199_ Grantor Trust created pursuant to the Pooling and Servicing Agreement (including the Standard Terms and Conditions of Agreement incorporated by reference therein, the "Pooling and Servicing Agreement") dated as of __________________, 199_ among Bay View Securitization Corporation, as depositor (the "Depositor"), California Thrift & Loan, as servicer (the "Servicer") and the Trustee, does hereby sell, transfer, assign, and otherwise convey to the Depositor, without recourse, representation, or warranty, all of the Trustee's right, title, and interest in and to all of the Receivables (as defined in the Pooling and Servicing Agreement) identified in the attached Servicer's Certificate as "Purchased Receivables," which are to be repurchased by the Depositor pursuant to Section 12.02 and all security and documents relating thereto.

     IN WITNESS WHEREOF, I have hereunto set my hand this ____ day of
____________.

                                   BANKERS TRUST COMPANY


                                   By: _________________________________________

                                   Name: _______________________________________
                                   Title: ______________________________________

                                                                       EXHIBIT 2



                             TRUSTEE'S CERTIFICATE
                           PURSUANT TO SECTION 20.03
                          OF THE POOLING AND SERVICING
                                   AGREEMENT



     Bankers Trust Company, as trustee (the "Trustee") of the Bay View 199__-__ Grantor Trust created pursuant to the Pooling and Servicing Agreement (including the Standard Terms and Conditions of Agreement incorporated by reference therein, the "Pooling and Servicing Agreement") dated as of __________________, 199_ among Bay View Securitization Corporation, as depositor (the "Depositor"), California Thrift & Loan, as servicer (the "Servicer") and the Trustee, does hereby sell, transfer, assign, and otherwise convey to the Servicer, without recourse, representation, or warranty, all of the Trustee's right, title, and interest in and to all of the Receivables (as defined in the Pooling and Servicing Agreement) identified in the attached Servicer's Certificate as "Purchased Receivables," which are to be repurchased by the Servicer pursuant to
Section 13.07 or 21.02, and all security and documents relating thereto.

     IN WITNESS WHEREOF I have hereunto set my hand this ____ day of
________________.



                                    BANKERS TRUST COMPANY


                                    By: ________________________________________

                                    Name: ______________________________________
                                    Title: _____________________________________

                                                                       EXHIBIT 3



                         FORM OF SERVICER'S CERTIFICATE
                           TO THE TRUSTEE PURSUANT TO
                            SECTIONS 13.09 AND 14.02
                          OF THE POOLING AND SERVICING
                                   AGREEMENT


                     SERVICER'S CERTIFICATE TO THE TRUSTEE



     California Thrift & Loan, as Servicer (the "Servicer") pursuant to Sections
13.09 and 14.02 of the Pooling and Servicing Agreement dated
____________________, (the "Agreement") for the Bay View 199__-__ Grantor Trust certifies the following for the purpose of the distributions to be made to the Certificateholders for the Collection Period preceding the date of this Servicer's Certificate:

     1. The amount of aggregate collections on the Receivables is $____________.

     2. The aggregate Purchase Amount of the Receivables repurchased by the Depositor and purchased by the Servicer is $____________.

     3. The net deposit from the Collection Account to the Payahead Account is $____________ or net withdrawal from the Payahead Account is $____________.

     4. In the case of a net withdrawal from the Payahead Account, the amount of such withdrawal which constitutes Monthly Interest is $____________, and the amount with constitutes Monthly Principal is $____________.

     5. The amount to be withdrawn from the Cash Collateral Account is $____________.

     6. The aggregate amount of Outstanding Advances on all Receivables that became Defaulted Receivables is $____________.

     7. The amount of Class A Monthly Interest, including any overdue Class A Monthly Interest, is $____________.

     8. The amount of Class B Monthly Interest, including any overdue Class B Monthly Interest, is $____________.

     9.   The amount of Class A Monthly Principal is $____________.

     10.  The amount of Class B Monthly Principal is $____________.

     11. The amount of Monthly Servicing Fee, including overdue Monthly Servicing Fee, is $____________.

     12.  The amount of Recoveries of Advances is $____________.

     13. The amount of Liquidation Proceeds on Purchased Receivables purchased by the Servicer is $____________.

     14. The amount of Liquidation Proceeds on Purchased Receivables repurchased by the Depositor is $____________.

     15. The Class A Principal Balance (after giving effect to Monthly Principal distributions to be made) will be $____________.

     16. The Class B Principal Balance (after giving effect to Monthly Principal distributions to be made) will be $____________.

     17.  The Certificate Factor for the Class A Certificates is ____________%.

     18.  The Certificate Factor for the Class B Certificates is ____________%.

     19.  The remaining Available Cash Collateral Amount is $____________.

     20. The sum of the Monthly Servicing Fee and the Spread Amount is $____________.

     21.  The amount of Advances made by the Servicer is $____________.

     22. The amount of Spread Amount to be deposited in the Cash Collateral Account is $____________.

     23. The amount to be withdrawn from the Cash Collateral Account and paid to the Servicer is $____________.

     24.  The Required Cash Collateral Amount is $____________.

     25. The remaining Pre-Funded Amount in the Pre-Funding Account is $____________.

     26. For the Distribution Date on which (or immediately following the date on which) the Funding Period ends, the amount, if any, remaining in the Pre-Funding Account after the purchase of all Subsequent Receivables.

                                                                       EXHIBIT 4



                     FORM OF SUBSEQUENT TRANSFER ASSIGNMENT


     For value received, in accordance with the Pooling and Servicing Agreement (including the Standard Terms and Conditions of Agreement incorporated by reference therein, the "Pooling and Servicing Agreement") dated as of ___ ____________, 199__ between Bay View Securitization Corporation, as depositor (the "Depositor"), California Thrift & Loan, as servicer (the "Servicer") and Bankers Trust Company, a New York banking corporation, as trustee (the "Trustee"), the Depositor does hereby sell, assign, transfer and otherwise convey unto the Trust, without recourse (except as expressly provided in the Pooling and Servicing Agreement), all right, title and interest of the Depositor in and to (i) the Subsequent Receivables, having an aggregate Principal Balance equal to $___________, set forth in Schedule A hereto (which shall supplement Schedule A to the Pooling and Servicing Agreement) and all monies due thereon on or after ____________, 199__ (the "Subsequent Cutoff Date"), in the case of Subsequent Receivables and certain monies received thereon on the after the Subsequent Cutoff Date; (ii) the security interests in the Financed Vehicles granted by the Obligors pursuant to the Subsequent Receivables; (iii) any Liquidation Proceeds and any proceeds from claims or refunds of premiums on any physical damage, lender's partial deductibility, credit life, disability and hospitalization insurance policies covering Financed Vehicles or Obligors; (iv) the interest of the Depositor in any proceeds from recourse to Dealers relating to the Receivables; and (v) all proceeds of the foregoing. The foregoing sale does not constitute and is not intended to result in any assumption by the Trust of any obligation of the Depositor to the Obligors, insurers or any other person in connection with the Subsequent Receivables, Receivable Files, any insurance policies or any agreement or instrument relating to any of them.

     The Depositor does not convey to the Trustee any interest in any contracts with Dealers related to any "dealer reserve" or any rights to the recapture of any dealer reserve.

     This Assignment is made pursuant to and upon the representations, warranties and agreements on the part of the Depositor contained in the Pooling and Servicing Agreement (including the Officers' Certificate of the Depositor accompanying this Assignment, in the form of Annex A hereto) and is to be governed in all respects by the Pooling and Servicing Agreement.

     Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement.

     IN WITNESS WHEREOF, the undersigned has caused this Assignment to be duly executed as of ____________________, 199_.


                                    BAY VIEW SECURITIZATION CORPORATION,
                                    as Depositor


                                    By: ________________________________________

                                    Name: ______________________________________
                                    Title: _____________________________________

                                                                      SCHEDULE A



                       SCHEDULE OF SUBSEQUENT RECEIVABLES

                                                                         ANNEX A



                      BAY VIEW SECURITIZATION CORPORATION
                             OFFICER'S CERTIFICATE


     The undersigned, ___________________, duly qualified and elected _______________ of Bay View Securitization Corporation, in connection with the conveyance of Subsequent Receivables to Bay View 199__-__ Grantor Trust (the "Trust") pursuant to Section 12.08 of the Pooling and Servicing Agreement (including the Standard Terms and Conditions of Agreement incorporated by reference therein, the "Pooling and Servicing Agreement") dated as of _________, 199_ between Bay View Securitization Corporation, as depositor (the "Depositor"), California Thrift & Loan, as servicer (the "Servicer") and Bankers Trust Company, a New York banking corporation, as trustee (the "Trustee"), and the Subsequent Transfer Assignment dated as of the date hereof from the Depositor, hereby certifies that:

     The Depositor shall have deposited in the Collection Account all collections in respect of the Subsequent Receivables.

     As of each Subsequent Transfer date, the Depositor was not insolvent nor will it have been made insolvent by such transfer nor is it aware of any pending insolvency.

     The Funding Period shall not have terminated.

     The Subsequent Receivables to be conveyed to the Trust on the Subsequent Transfer Date, shall meet the following criteria: (I) not more than _____% of the Principal Balances of the Subsequent Receivables in the Trust will represent financing of used vehicles; (II) the weighted average Note Rate of the Subsequent Receivables will not be less than _____%; (III) no Subsequent Receivable shall have a Note Rate of less than the sum of the Class A Pass-Through Rate and the Servicing Rate; (IV) the weighted average remaining term (as of the Subsequent Cutoff Date) of the Subsequent Receivables shall not be greater than ____ months; and (V) no Subsequent Receivable will have a final Schedule Payment due later than __________________.

     Each of the representations and warranties made by the Depositor pursuant to Section 12.01 with respect to the Subsequent Receivables shall be true and correct as of the related Subsequent Transfer Date with the same effect as if then made, and the Depositor shall have performed all obligations to be performed by it hereunder on or prior to such Subsequent Transfer Date.

     The Depositor shall, at its own expense, on or prior to the Subsequent Transfer Date indicate in its computer files that the Subsequent Receivables identified in the Subsequent Transfer Assignment have been sold to the Trust pursuant to this Agreement and the Subsequent Transfer Assignment.

     The Depositor shall have taken any action required to maintain the first perfected ownership interest of the Trust in the Trust Estate and the first perfected security interest of the Trustee in the collateral.

     No selection procedures believed by the Depositor to be adverse to the interest of the Certificateholders shall have been utilized in selecting the Subsequent Receivables.

     All capitalized terms used but not otherwise defined herein shall have meanings assigned to them in the Pooling and Servicing Agreement.

     IN WITNESS WHEREOF, I have hereunto set my hand this ____ day of
________________.



                                    BAY VIEW SECURITIZATION CORPORATION,


                                    By: ________________________________________

                                    Name: ______________________________________
                                    Title: _____________________________________